Exhibit 10.15

LEASE

333 BUSH, L.L.C.,

a Delaware limited liability company,

Landlord

and

ANDERSEN TAX LLC,

a Delaware limited liability,

Tenant

for

Suites 1600, 1700 and 1800

333 Bush Street

San Francisco, California

May 9, 2018

Schedule of Exhibits

Page
Exhibit A	Floor Plan
Exhibit B	Definitions
Exhibit C	Tenant Work Letter
Exhibit D	Design Standards
Exhibit E	Cleaning Specifications
Exhibit F	Rules and Regulations
Exhibit G	Form of Commencement Letter

LEASE

THIS LEASE is made as of the 9th day of May, 2018 (“Effective Date”), between 333 BUSH, L.L.C., a Delaware limited liability company (“Landlord”), and ANDERSEN TAX LLC, a Delaware limited liability company (“Tenant”).

Landlord and Tenant hereby agree as follows:

ARTICLE 1

BASIC LEASE PROVISIONS

PREMISES	The entire sixteenth (16th), seventeenth (17th) and eighteenth (18th) floors of the Building, as more particularly shown on Exhibit A.

BUILDING	The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed upon the land known as 333 Bush Street, San Francisco, California.

PROJECT	The Building, together with the plot of land upon which the Building and the Common Areas stands, which Project includes the Office Project and the Residential Project.

DELIVERY DATE	The date on which Landlord tenders possession of the Premises to Tenant (the “Delivery Date”), which is anticipated to occur on or before July 1, 2019 (the “Anticipated Delivery Date”).

COMMENCEMENT DATE	The date which is eight (8) months after the Delivery Date (by way of example only, if the Delivery Date were July 1, 2019, then the Commencement Date would be March 1, 2020, but if the Delivery Date were July 15, 2019, then the Commencement Date would be March 15, 2020), which 8-month period shall be the build-out period for Tenant to construct the initial Tenant Improvements in the Premises pursuant to the Tenant Work Letter (the “Construction Period”); provided, however, in no event shall the Commencement Date occur prior to March 1, 2020; provided, further, Tenant shall be entitled to a period of beneficial occupancy pursuant to the terms of Section 2.6 of this Lease prior to the Commencement Date. The actual Delivery Date, Commencement Date and Expiration Date shall be confirmed in a notice in the form set forth in Exhibit G attached hereto, pursuant to the terms of Section 2.2 below.

EXPIRATION DATE	The date which is the last day of the one hundred twenty-fifth (125th) full calendar month from and after the Commencement Date (by way of example only, if the Commencement Date were March 1, 2020, then the Expiration Date would be July 30, 2030, but if the Commencement Date were March 15, 2020, then the Expiration Date would be August 31, 2030), or the last day of any renewal or extended term, if the Term of this Lease is extended in accordance with any express provision hereof.

TERM	The period commencing on the Commencement Date and ending on the Expiration Date (i.e., a 125-month term).

PERMITTED USES	Use as a tax and financial advisory firm and executive and general office use (the “Primary Use”), including all ancillary uses thereto, and any other legally permitted use compatible with the Comparable Buildings (excluding retail and governmental uses, and provided that any such use is ancillary to the Primary Use), all of which shall be consistent with the character of the Building as a first-class office building.

BASE YEAR	Calendar year 2020.

TENANT’S PROPORTIONATE SHARE	9.7734%

AGREED AREA OF BUILDING (OTHER THAN RESIDENTIAL FLOORS)	542,788 rentable square feet, as mutually agreed by Landlord and Tenant.

AGREED AREA OF PREMISES	53,049 aggregate rentable square feet, as mutually agreed by Landlord and Tenant, consisting of 17,683 rentable square feet on each of the sixteenth (16th), seventeenth (17th) and eighteenth (18th) floors of the Building.

FIXED RENT

Period During Lease Term	Per Annum	Per Month	*Annual Fixed Rent Per Rentable Square Foot
Commencement Date — end of Lease Year 1**	$3,978,675.00	$331,556.25	$75.00
Lease Year 2	$4,098,035.28	$341,502.94	$77.25
Lease Year 3	$4,220,976.36	$351,748.03	$79.57
Lease Year 4	$4,347,605.64	$362,300.47	$81.96
Lease Year 5	$4,478,033.76	$373,169.48	$84.41
Lease Year 6	$4,612,374.72	$384,364.56	$86.95
Lease Year 7	$4,750,746.00	$395,895.50	$89.55
Lease Year 8	$4,893,268.44	$407,772.37	$92.24
Lease Year 9	$5,040,066.48	$420,005.54	$95.01
Lease Year 10	$5,191,268.52	$432,605.71	$97.86
Lease Year 11 — initial Expiration Date	$5,347,006.56	$445,583.88	$100.79

*

The calculations of the Approximate Annual Fixed Rent Per Rentable Square Foot set forth above are approximate calculations based on a 3% increase per annum and rounded to the nearest one-hundredth. Such approximation is provided for convenience only and the Fixed Rent Per Annum and Fixed Rent Per Month amounts set forth above control.

**

Subject to the terms set forth in Section 2.5 of this Lease, the Fixed Rent (and certain Additional Rent, as provided hereinafter) attributable to the first six (6) full calendar months of the Term (the “Abatement Period”) shall be abated.

ADDITIONAL RENT	All sums other than Fixed Rent payable by Tenant to Landlord under this Lease, including Tenant’s Tax Payment, Tenant’s Operating Payment, late charges, overtime or excess service charges, damages, and interest and other costs related to Tenant’s failure to perform any of its obligations under this Lease.

RENT	Fixed Rent and Additional Rent, collectively.

INTEREST RATE SECURITY DEPOSIT	The lesser of (i) 3% per annum above the then-current Base Rate, and (ii) the maximum rate permitted by applicable Requirements. $378,767.00.

TENANT’S ADDRESS FOR Until Tenant commences business operations from the Premises: NOTICES

LANDLORD’S ADDRESS FOR NOTICES

Andersen Tax LLC

100 First Street, Suite 1600

San Francisco, California 94105

Attn: CEO or CFO.

Thereafter:

Andersen Tax LLC

333 Bush Street, Suite 1600

San Francisco, California 94104

Attn: CEO or CFO

With a copy to:

Price, Meese, Shulman & D’Arminio, P.C.,

Attn: Michael Breen, Esq.

50 Tice Boulevard

Woodcliff Lake, New Jersey 07677

333 Bush, L.L.C.

do Tishman Speyer Properties, L.P.

One Bush Street, Suite 450

San Francisco, California 94104

Attn: Managing Director

With copies to:

Tishman Speyer Properties, L.P.

45 Rockefeller Plaza

New York, New York 10111

Attn: Chief Legal Officer

and:

Tishman Speyer Properties, L.P. 45 Rockefeller Plaza
New York, New York 10111
Attn: Chief Financial Officer and:
Tishman Speyer Properties, L.P. 333 Bush Street, Suite 2510
San Francisco, California 94104
Attn: Property Manager
TENANT’S BROKER	Newmark Cornish & Carey.

LANDLORD’S AGENT	Tishman Speyer Properties, L.P. or any other person or entity designated by written notice delivered to Tenant at any time and from time to time by Landlord as Landlord’s Agent.

TENANT IMPROVEMENT ALLOWANCE	$6,365.880.00 (i.e., $120.00 per rentable square foot of the Premises).

All capitalized terms used in this Lease without definition are defined in Exhibit B.

ARTICLE 2

PREMISES; TERM; RENT

Section 2.1 Lease of Premises. Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. For purposes of this Lease, the “rentable square feet” of the Premises and of the Building were calculated pursuant to the BOMA Standard for Measuring Floor Area in Office Buildings, ANSI Z65.1-2010, and its accompanying guidelines, and applying a stipulated full-floor tenant load factor of 17.5% and a multi-tenant load factor of between 27 and 29% (depending on the length of the applicable corridor) (the “BOMA Standard”). In addition, Landlord grants to Tenant the right to use, on a non-exclusive basis and in common with others, those Office Project Common Areas as designated from time to time by Landlord. Except as otherwise specifically provided in this Lease, and subject to any temporary shutdown for repairs, for security purposes, for compliance with any applicable Requirements, or due to strikes, lockouts, labor disputes, fire or other casualty, or Unavoidable Delay, Landlord hereby grants to Tenant the right to access the Premises, the Building and the Building Parking Facility (as defined in Article 28 below) twenty-four (24) hours per day, seven (7) days per week, every day of the year, during the Term, subject to all applicable Requirements, Landlord’s reasonable access control procedures applicable to all Building occupants, the Rules and Regulations and the terms of this Lease. Such access to the Building shall be of a first-class nature consistent with the Comparable Buildings. Notwithstanding the foregoing, if an emergency condition, a Requirement or a casualty or condemnation occurs or exists where it becomes necessary for Landlord to prevent access to the Premises, the Building, the Building Parking Facility or applicable portions thereof, then for the duration of such emergency condition, period during which such Requirement applies, or such casualty or condemnation requiring preclusion of access, Landlord shall have the right to deny Tenant and other Building occupants access to the Premises, the Building, the Building Parking Facility or applicable portions thereof, as reasonably necessary, provided that Landlord shall do so on a non-discriminatory basis, and without waiving Tenant’s rights under Section 26.25. To the extent that Landlord is responsible for addressing such emergency condition, complying with such Requirement or performing repairs in connection with such casualty or condemnation, each in accordance with the terms of this Lease, and the same is within Landlord’s reasonable control, Landlord shall use commercially reasonable efforts to minimize the period of time that such access is interrupted and to restore such access as soon as reasonably practicable under the circumstances. Notwithstanding anything to the contrary contained herein, and at no additional cost to Landlord, Tenant shall have the right to utilize the existing, internal “emergency exit” stairwell that connects the floors that comprise the Premises, subject to applicable Requirements and Landlord’s reasonable access control procedures (which Tenant acknowledges may include access cards). Tenant shall not be charged any initial fee for such access cards; provided that, Tenant shall be responsible for any then-current charges associated with replacement access cards (which such charges are equal to $100.00 per replacement access card as of the date of this Lease).

Section 2.2 Commencement Date. Upon the Effective Date, the terms and provisions hereof shall be fully binding on Landlord and Tenant. The Term of this Lease shall commence on the Commencement Date, and unless sooner terminated or extended as may be hereinafter provided, the Term shall end on the Expiration Date. If Landlord does not tender possession of the Premises to Tenant on or before any particular date, for any reason whatsoever, then except as is otherwise set forth herein, Landlord shall not be liable for any damage thereby, this Lease shall not be void or voidable thereby, and the Term shall not commence until the Commencement Date. Subject to Section 1 of the Tenant Work Letter attached hereto as Exhibit C (the “Tenant Work Letter”), and Article 4 below, Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the Substantial Completion of the Landlord Work (as defined in Section 1.2 of the Tenant Work Letter), and the giving of notice by Landlord to Tenant stating that the Landlord Work is Substantially Complete, the Premises are vacant, in the condition required by this Lease and available for Tenant’s occupancy. No failure to tender possession of the Premises to Tenant on or before any particular date shall affect any other obligations of Tenant hereunder, nor be construed as a default by Landlord hereunder. There shall be no postponement of the Commencement Date for any delay in the tender of possession to Tenant which results exclusively from any Tenant Delay. Following the determination of the Commencement Date, Landlord shall promptly deliver to Tenant a notice in the form as set forth in Exhibit G, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) Business Days of receipt thereof; provided, however, Tenant’s failure to execute and return such notice to Landlord within such time shall be conclusive upon Tenant that the information set forth in such notice is as specified therein.

Section 2.3 Payment of Rent. Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by wire transfer or other form of electronic transfer of funds pursuant to written instructions that Landlord has delivered to Tenant, (i) Fixed Rent in equal monthly installments, in advance, on the first day of each month during the Term, commencing on the Commencement Date, and (ii) Additional Rent, at the times and in the manner set forth in this Lease.

Section 2.4 First Month’s Rent. If the Commencement Date is not the first day of a month, then on the Commencement Date Tenant shall pay Fixed Rent for the period from the Commencement Date through the last day of such month, and the Abatement Period shall commence on the first day of the next succeeding calendar month.

Section 2.5 Fixed Rent Abatement. Tenant shall be entitled to an abatement (the “Rent Abatement”) in amount equal to one hundred percent (100%) of the Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment otherwise due with respect to the Premises during the Abatement Period (the aggregate amount of such Rent Abatement being referred to as the “Rent Abatement Amount”); provided, however, that the total amount of Fixed Rent abated pursuant to this Section 2.5 shall in no event exceed the aggregate of $1,989,337.50. Landlord and Tenant acknowledge that Tenant’s right (the “Rent Abatement Right”) to receive Rent Abatement during the Abatement Period has been granted to Tenant as additional consideration for Tenant’s agreement to enter into this Lease and to comply with the terms and conditions otherwise required under this Lease. The Rent Abatement Right set forth in this Section 2.5 shall be personal to the Tenant originally named in this Lease (the “Original Tenant”) and any Affiliate Assignee (as defined in Section 2.8(a) below) and shall not inure to the benefit of any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease. Notwithstanding anything in Section 2.2 of the Tenant Work Letter to the contrary, Tenant shall have the right to deliver written notice to Landlord on or before the date of Substantial Completion of the Tenant Improvements, of Tenant’s election to use any portion of the Rent Abatement Amount (the “Unused Abatement”) as additional Tenant Improvement Allowance, provided that in no event shall such Unused Abatement exceed $1,989,337.50 in the aggregate.

Section 2.6 Beneficial Occupancy. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall have the right to occupy the Premises for the conduct of its business prior to February 1, 2020 provided that the Landlord Work has been Substantially Completed, and provided that (i) Tenant shall give Landlord at least ten (10) days’ prior written notice of any such occupancy of the Premises, (ii) a temporary certificate of occupancy or legal equivalent allowing legal occupancy of the Premises shall have been issued by the appropriate Governmental Authorities for each such portion to be occupied, (iii) Tenant has delivered to Landlord satisfactory evidence of the insurance coverage required to be carried by Tenant in accordance with Article 11 below, and (iv) all of the terms and conditions of the Lease shall apply (other than Tenant’s obligation to pay Fixed Rent, Tenant’s Tax Payment, and Tenant’s Operating Payment) as though the Commencement Date had occurred (although the Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of Section 2.2 above) upon such occupancy of a portion of the Premises by Tenant.

Section 2.7 Holdover Rent Credit. Tenant represents and warrants to Landlord that Tenant (formerly known as “WTAS LLC, a Delaware limited liability company”, and prior thereto as “Wealth and Tax Advisory Services, Inc., a Delaware corporation”) and Tenant’s current landlord, Kilroy Realty, L.P., a Delaware limited partnership (as successor-in-interest to 100 First Plaza Property LLC, a Delaware limited liability company) (the “Existing Landlord”), are parties to that certain office lease dated as of December 21, 2007 (as the same may have been amended or modified as of the date hereof, the “Existing Lease”), whereby Tenant is leasing from Existing Landlord and Existing Landlord is leasing to Tenant that certain premises comprising a portion of the twelfth (12th) floor, and the entire sixteenth (16th) and seventeenth (17th) floors, of that certain building located at 100 First Street, San Francisco, California 94105 (the “Existing Premises”). Tenant further represents and warrants to Landlord that pursuant to the terms (existing as of the date hereof) of the Existing Lease, the term of the Existing Lease is scheduled to expire on January 31, 2020 (the “Existing Lease Expiration Date”). In the event that (i) the Delivery Date has not occurred on or prior to August 1, 2019 for any reason whatsoever (the “Delivery Date Delay”), and (ii) such Delivery Date Delay actually delays Tenant from obtaining a certificate of occupancy for the Premises or its reasonable equivalent allowing legal occupancy of the Premises on or before January 31, 2020 (but it being understood that Tenant, using commercially reasonable, good faith efforts, should be able to obtain a certificate of occupancy for the Premises or its reasonable equivalent allowing legal occupancy of the Premises within sixteen (16) weeks after possession of the Premises is tendered to Tenant), then, subject to the terms of this Section 2.7, Landlord shall reimburse Tenant for any holdover base rent (not including any portion of base rent equal to the amount of base rent due immediately prior to the Existing Lease Expiration Date) actually paid by Tenant to Existing Landlord under the terms (existing as of the date hereof) of the Existing Lease for the period (the “Holdover Rent Credit Period”) commencing on February 1, 2020 and continuing for a period, not to exceed the actual delay caused by Landlord’s Delivery Date Delay, and in any event ending on or before the earlier of (A) August 31, 2020 and (B) the date Tenant occupies any part of the Premises for the conduct of its business (the “Occupancy Date”), in an amount not to exceed (I) One Hundred Forty-Two Thousand One Hundred Sixty-Eight and 09/100 Dollars ($142,168.09) per month for the first two (2) months of the Holdover Rent Credit Period, and (II) Two Hundred Eighty-Four Thousand Three Hundred Thirty-Six and 17/100 Dollars ($284,336.17) per month for the remaining five (5) months of the Holdover Rent Credit Period (such amounts being referred to herein, collectively, as the “Holdover Rent Credit Amount”). Landlord and Tenant hereby agree that, notwithstanding the foregoing, if Tenant is required or permitted to pay such holdover base rent to Existing Landlord on a daily (or prorated) basis, then the applicable Holdover Rent Credit Amount reimbursed by Landlord to Tenant shall be prorated on daily (or prorated) basis for each day of the applicable Holdover Rent Credit Period. Landlord and Tenant hereby further agree that, notwithstanding any contrary provision contained herein, in no event shall the Holdover Rent Credit Amount (if any) to which Tenant is entitled under this Section 2.7, if applicable, exceed an aggregate of One Million Seven Hundred Six Thousand Seventeen and 03/100 Dollars ($1,706,017.03), and in no event shall Landlord be required to reimburse Tenant for any holdover base rent incurred by Tenant for any period of time following the expiration of the Holdover Rent Credit Period. In connection with the foregoing, if Tenant is entitled to the Holdover Rent Credit Amount pursuant to the terms of this Section 2.7, then in order to determine the amount of actual holdover base rent paid by Tenant to the Existing Landlord under the Existing Lease, Tenant shall, as soon as reasonably possible following Tenant’s payment thereof, provide to Landlord reasonable evidence which confirms that Tenant has been billed for such actual holdover base rent by the Existing Landlord and has paid such amount in full, and Landlord shall calculate the Holdover Rent Credit Amount payable to Tenant hereunder (up to the maximum amount(s) provided above) based on the amounts identified in such evidence. The Holdover Rent Credit Amount to which Tenant is entitled under this Section 2.7 shall be credited against Tenant’s payments of Fixed Rent next coming due under this Lease until fully exhausted. Notwithstanding the foregoing or any contrary provision contained herein, in no event shall Landlord be deemed to be liable to Tenant, the Existing Landlord or any other party for any rent (other than the Holdover Rent Credit Amount (if any) Landlord is required to reimburse to Tenant pursuant to the terms hereof) or any damages (including, without limitation, any consequential damages) attributable to Tenant’s holdover in the Existing Premises. Notwithstanding the foregoing, Landlord and Tenant hereby agree that Tenant shall use its commercially reasonable, good faith efforts to minimize any holdover base rent which Tenant may be required to pay to the Existing Landlord under the terms of the Existing Lease (provided that Tenant shall not have any obligation to vacate the Existing Premises prior to February 1, 2020), and Tenant shall not agree to pay any additional sums to Existing Landlord other than the holdover obligations currently set forth in the Existing Lease and shall request or require (if so provided under the Existing Lease) that the Existing Landlord prorate any holdover base rent charged to Tenant on a daily basis for the actual period that Tenant remains in the Existing Premises on and after the Existing Lease Expiration Date.

Section 2.8 Renewal Term.

(a) Renewal Term. The Original Tenant and any Related Entity (as defined in Section 13.8 below) to whom this Lease is assigned pursuant to the terms of Section 13.8 below (an “Affiliate Assignee”) shall have the right to renew the initial Term for all of the Premises for two (2) consecutive renewal terms of five (5) years each (the “First Renewal Term” and the “Second Renewal Term”, respectively) (the foregoing renewal terms shall be referred to hereinafter, sometimes individually or collectively, as the “Renewal Term”). The First Renewal Term shall commence, if at all, on the day after the initial Expiration Date, and the Second Renewal Term shall commence, if at all, on the day after the expiration of the First Renewal Term (each such Renewal Term commencement date shall be referred to hereinafter, sometimes individually or collectively, as the “Renewal Term Commencement Date”), and each such Renewal Term shall expire on the last day of the applicable Renewal Term, unless the applicable Renewal Term shall sooner terminate pursuant to any of the terms of this Lease or otherwise. The renewal right contained in this Section 2.8 shall be exercised by Tenant, if at all, only in the following manner: (i) not more than eighteen (18) months and not less than fourteen (14) months prior to the initial Expiration Date with respect to the First Renewal Term, or the expiration of the First Renewal Term with respect to the

Second Renewal Term, as the case may be, Tenant shall deliver a written notice to Landlord (“Renewal Interest Notice”) stating that Tenant is interested in exercising its renewal right, in which event Landlord and Tenant thereafter shall negotiate and attempt to agree, using their respective good faith efforts, upon the annual Fair Market Value of the Premises for the applicable Renewal Term (provided that neither party shall be bound by any proposals or information given to the other party during such negotiations in the event that the Fair Market Value is determined by arbitration in accordance with Section 2.8(c) below); and (ii) if Tenant wishes to exercise either such renewal right, then Tenant shall irrevocably exercise such renewal right by delivering written notice thereof to Landlord (each such notice shall be referred to herein as a “Renewal Exercise Notice”) on or before the date (each such date shall be referred to herein as a “Renewal Exercise Date”) which is twelve (12) months prior to the initial Expiration Date with respect to the First Renewal Term, or the expiration of the First Renewal Term with respect to the Second Renewal Term, as the case may be (whether or not Landlord and Tenant have reached agreement upon the Fair Market Value of the Premises for the applicable Renewal Term); provided that, if Landlord and Tenant theretofore have not reached agreement in writing upon the Fair Market Value of the Premises for the applicable Renewal Term, then the Renewal Exercise Notice nevertheless shall be irrevocable and binding and the Term shall be extended in accordance with this Section 2.8(a) above; however, in such instance, Landlord, at any time after its receipt of the Renewal Exercise Notice, may deliver written notice to Tenant (a “Renewal Rent Notice”) advising Tenant of Landlord’s determination of Fair Market Value of the Premises for such Renewal Term. If Tenant desires to dispute the Renewal Rent Notice and have such dispute resolved by arbitration, then Tenant must deliver written notice to Landlord (a “Renewal Arbitration Notice”) within ten (10) Business Days after Tenant’s receipt of the Renewal Rent Notice, which Renewal Arbitration Notice must demand that the Fair Market Value of the Premises for the applicable Renewal Term be resolved by arbitration as provided in Section 2.8(c) below. If Tenant fails to timely deliver the Renewal Arbitration Notice, then the Rent for the applicable Renewal Term shall be as set forth in the Renewal Rent Notice. If Tenant timely delivers the Renewal Arbitration Notice, then Landlord shall not be bound by the Rent set forth in the Renewal Rent Notice during arbitration in accordance with Section 2.8(c) below. If at any time Landlord and Tenant reach a written agreement upon Fair Market Value of the Premises during the applicable Renewal Term, then the Rent for such Renewal Term shall be such agreed upon Fair Market Value. Time is of the essence with respect to the giving of the Renewal Exercise Notice and the Renewal Arbitration Notice. Each Renewal Term shall be upon all of the agreements, terms, covenants and conditions of this Lease, except that if Tenant exercises both renewal options set forth in this Section 2.8, then Tenant shall have no further right to renew the Term unless otherwise agreed to in writing by Landlord and Tenant. Notwithstanding any contrary provision of this Section 2.8, in no event may Tenant exercise its right to extend the Term for the Second Renewal Term under this Section 2.8 if Tenant fails to timely exercise its right to extend the initial Term for the First Renewal Term under this Section 2.8. Upon the commencement of a Renewal Term, (1) the applicable Renewal Term shall be added to and become part of the Term, (2) any reference to “this Lease”, to the “Term”, the “term of this Lease” or any similar expression shall be deemed to include the applicable Renewal Term and (3) the expiration date of the applicable Renewal Term shall become the Expiration Date. Any termination, cancellation or surrender of the entire interest of Tenant under this Lease at any time during the Term shall automatically terminate the renewal rights set forth in this Section 2.8. The rights contained in this Section 2.8 shall be personal to Original Tenant and any Affiliate Assignee, and may only be exercised by Original Tenant or any Affiliate Assignee (and not any other assignee, or any sublessee or other transferee of Original Tenant’s interest in this Lease).

(b) Renewal Term Rent; Fair Market Value. The annual Rent payable during each Renewal Term shall be equal to the annual Fair Market Value (as hereinafter defined) of the Premises as of the applicable Renewal Exercise Date (the “Calculation Date”). “Fair Market Value” shall mean the fair market annual rent (including additional rent and considering any “base year” or “expense stop” applicable thereto, taking into account all escalations, at which, as of the Calculation Date, tenants are leasing non-sublease, non-encumbered, non-equity, non-expansion space comparable in size, location and quality to the Premises (or the applicable Additional Space, as applicable) for a term equal to the applicable Renewal Term (or the applicable Additional Space Term, as applicable), in an arm’s-length transaction, taking into account the standard of measurement used in such comparable transactions (including load factors) as compared with the BOMA Standard, and which comparable space is located in the Building or in the Comparable Buildings, and which comparable transactions (collectively, the “Comparable Transactions”) are entered into within the nine (9) month period immediately preceding Tenant’s delivery to Landlord of the Renewal Exercise Notice (or Landlord’s delivery to Tenant of the First Offer Notice or the Expansion Rent Notice, as applicable), taking into consideration the following concessions (the “Concessions”): (i) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (ii) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises (or the applicable Additional Space, as applicable), such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized, with respect to a Renewal Term, by Tenant based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant, or, with respect to the applicable Additional Space, as applicable, by a general office user; and (iii) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Market Value, no consideration shall be given to (A) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to lease the Premises (or the applicable Additional Space, as applicable) during the applicable Renewal Term (or the applicable Additional Space Term, as applicable) or in connection with the Comparable Transactions or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (B) with respect to the determination of Fair Market Value for a Renewal Term only, any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. Notwithstanding anything to the contrary contained above in this Section 2.8(b), with respect to the determination of Additional Space Rent for any applicable Additional Space, if there are not a sufficient number of Comparable Transactions with comparable lease terms to the applicable Additional Space Term to determine the Fair Market Value of the applicable Additional Space for a lease of such duration, then the Fair Market Value for purposes of this Section 2.8(b) shall be equal to that of Comparable Transactions with terms of five (5) years, provided that the Concessions shall be appropriately prorated on a fractional basis to account for the difference between the applicable Additional Space Term and the lease terms of the Comparable Transactions. The determination of Fair Market Value shall additionally include a determination (the “Financial Security Determination”) as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit, for Tenant’s rent obligations in connection with Tenant’s lease of the Premises during the applicable Renewal Term (or the applicable Additional Space during the applicable Additional Space Term, as applicable). If applicable, the Financial Security Determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). If the Rent payable during a Renewal Term (or during the applicable Additional Space Term, as applicable) is not determined prior to the Renewal Term Commencement Date (or the applicable Additional Space Commencement Date, as applicable), then Tenant shall pay Rent in an amount equal to the Interim Rent (as defined below). As used herein, “Interim Rent” shall mean (w) with respect to the Premises during a Renewal Term, an amount equal to the Rent payable for the Premises immediately prior to the Renewal Term Commencement; (y) with respect to any applicable Offer Space, the amount set forth in the applicable First Offer Notice; or (z) with respect to any applicable Expansion Space, the amount set forth in the applicable Expansion Rent Notice. Upon final determination of the Rent for the applicable Renewal Term (or the applicable Additional Space Term, as applicable), Tenant shall commence paying such Rent as so determined, and within thirty (30) days after such determination Tenant shall pay any deficiency in prior payments of Rent or, if the Rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of Rent in an amount equal to the difference between each installment of Interim Rent and the Rent as so determined that should have been paid for such installment until the total amount of the over payment has been recouped.

(c) Arbitration. In the event Tenant timely disputes Landlord’s determination of Fair Market Value of the Premises for a Renewal Term pursuant to Section 2.8(b) above (or Landlord’s determination of Fair Market Value of the applicable Additional Space for the applicable Additional Space Term, as applicable, pursuant to the applicable provisions of Section 2.9 or 2.10 below, as applicable), then such dispute thereafter shall be determined as follows:

(i) In its demand for arbitration, Tenant shall specify the name and address of the person to act as the arbitrator on Tenant’s behalf. The arbitrator shall be a real estate broker with at least ten (10) years full-time commercial brokerage experience who is familiar with the Fair Market Value of first-class office buildings of comparable age and quality in the financial district of San Francisco, California. Failure on the part of Tenant to make the timely and proper demand for such arbitration shall constitute a waiver of the right thereto and the Rent shall be as set forth in the applicable Rent Notice. Within ten (10) Business Days after the service of the demand for arbitration, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator within such ten (10) Business Day period, and such failure continues for three (3) Business Days after Tenant delivers a second notice to Landlord, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Fair Market Value.

(ii) If two arbitrators are chosen pursuant to Section 2.8(c)(i) above, the arbitrators so chosen shall meet within ten (10) Business Days after the second arbitrator is appointed and shall seek to reach agreement on Fair Market Value. If within twenty (20) Business Days after the second arbitrator is appointed the two arbitrators are unable to reach agreement on Fair Market Value then the two arbitrators shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Section 2.8(c)(i) above. If the arbitrators are unable to agree upon such appointment within five (5) Business Days after expiration of such twenty (20) Business Day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five (5) Business Days after expiration of the foregoing five (5) Business Day period, then either party, on behalf of both, may request appointment of such a qualified person under the provisions of the American Arbitration Association, but subject to the instructions set forth in this Section 2.8(c). The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Section 2.8(c)(iii) below. Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

(iii) Fair Market Value shall be fixed by the third arbitrator in accordance with the following procedures. Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Market Value supported by the reasons therefor. The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of Fair Market Value, but any such determination shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall conduct such hearings and investigations as he or she deems appropriate and shall, within thirty (30) days after being appointed, select which of the two proposed determinations most closely approximates his or her determination of Fair Market Value. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The determination he or she chooses as that most closely approximating his or her determination of the Fair Market Value shall constitute the decision of the third arbitrator and shall be final and binding upon the parties. The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of this Lease. Promptly following receipt of the third arbitrator’s decision, the parties shall enter into an amendment to this Lease, evidencing the extension of the Term for the applicable Renewal Term and confirming the Rent for the applicable Renewal Term, or the expansion of the Premises for the applicable Additional Space for the applicable Additional Space Term, as applicable, and confirming the Rent for such applicable Additional Space, as applicable, as the case may be, but the failure of the parties to do so shall not affect the effectiveness of the third arbitrator’s determination.

(iv) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

Section 2.9 Right of First Offer. Pursuant to the terms of this Section 2.9, Landlord hereby grants to the Original Tenant and any Affiliate Assignee an ongoing right of first offer (the “Right of First Offer”) with respect to any available space on the fourteenth (14th) floor of the Building (which contains 17,662 rentable square feet), or fifteenth (15th) floor of the Building (which contains 17,530 rentable square feet) (collectively, the “First Offer Space”), subject to the rights of any First Offer Space Superior Rights Holders (as hereinafter defined) and further subject to the terms and conditions of this Section 2.9. Landlord and Tenant hereby agree that the rentable square feet of the First Offer Space have been measured in accordance with the BOMA Standard. Such rentable square footage shall be as stipulated in this Section 2.9 above, and shall not be subject to remeasurement during the Term, provided that in the event Tenant leases only a portion of the First Offer Space, such stipulated square footage shall be adjusted pursuant to the BOMA Standard to reflect the rentable square footage contained in the applicable portion of the First Offer Space. The rights contained in this Section 2.9 shall be personal to the Original Tenant and any Affiliate Assignee, and may only be exercised by the Original Tenant or its Affiliate Assignee (and not any other assignee, or any sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant or its Affiliate Assignee is leasing at least fifty percent (50%) of the entire Premises initially leased hereunder, as the same may be expanded, whether pursuant to this Section 2.9, Section 2.10 below or otherwise (but not as the same reduced pursuant to Section 2.11 below or otherwise). Tenant shall not have the right to lease First Offer Space, as provided in this Section 2.9, if, as of the date of the attempted exercise of any right of first offer by Tenant, Tenant is in monetary or material non-monetary default under this Lease beyond any applicable notice and cure period set forth in this Lease. The right of first offer granted herein shall terminate as to all First Offer Space and thereafter shall be of no further force or effect on the date that is one (1) year prior to the

Lease Expiration Date (as the same may be extended pursuant to the terms of Section 2.8 above). Notwithstanding the foregoing, the Right of First Offer shall commence with respect to any portion of the First Offer Space only following the expiration or earlier termination of any then-existing lease of such portion of the First Offer Space entered into by Landlord prior to the Commencement Date or in accordance with the terms of this Section 2.9 (including renewals, and irrespective of whether any such renewal is pursuant to an express written provision in such tenant’s lease or whether such renewal is effectuated by a lease amendment or a new lease) of such portion of the First Offer Space, and such Right of First Offer shall be subordinate to all rights with respect to the First Offer Space which are set forth in leases of space in the Building entered into by Landlord prior to the Commencement Date or in accordance with this Section 2.9 (i.e., leases by Landlord of space that qualifies as First Offer Space either to First Offer Space Superior Right Holders or to other third parties after Tenant fails to exercise its Right of First Offer with respect thereto), including any renewal, extension or expansion rights (including, but not limited to, must-take, right of first offer, right of first negotiation, right of first refusal, expansion option and other similar rights) set forth in such leases regardless of whether such renewal, extension or expansion rights are executed strictly in accordance with their terms, or pursuant to lease amendments or new leases. Furthermore, such Right of First Offer shall be subordinate to all rights of other tenants of the Project existing as of the date hereof, which rights relate to the First Offer Space and which rights are set forth in leases of space in the Project existing as of the date hereof, each including, without limitation, any renewal, extension, expansion, first offer, first negotiation and other rights, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to lease amendments or new leases. All tenants under new leases and existing leases of the First Offer Space and other tenants of the Project with a right to the First Offer Space shall collectively be referred to herein as the “First Offer Space Superior Right Holders”. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 2.9.

(a) Procedure for Offer. Landlord shall notify Tenant (a “First Offer Notice”) if all or any portion of the First Offer Space becomes available for lease to third parties as determined by Landlord, provided that no First Offer Space Superior Right Holder wishes to lease such space. The space described in a First Offer Notice is referred to herein as “Offer Space”. The First Offer Notice shall describe the Offer Space, shall state the anticipated delivery date of the applicable Offer Space (the “ROFO Target Delivery Date”), and shall set forth Landlord’s proposed First Offer Rent (defined in Section 2.9(c)) below) (the “Proposed First Offer Rent”), and the other economic terms upon which Landlord is willing to lease such space to Tenant. Pursuant to such First Offer Notice, Landlord shall offer to lease the available Offer Space to Tenant.

(b) Procedure for Acceptance. If Tenant wishes to exercise Tenant’s Right of First Offer with respect to the Office Space described in a First Offer Notice, then on or before that date (the “First Offer Exercise Date”) that is fifteen (15) days following delivery of such First Offer Notice to Tenant, Tenant shall deliver written notice to Landlord (the “First Offer Exercise Notice”) irrevocably exercising Tenant’s Right of First Offer with respect to the entire Offer Space described in such First Offer Notice on the terms contained in such First Offer Notice (except as may be expressly provided herein below); provided that, if Tenant wishes to dispute the Proposed First Offer Rent for such Offer Space set forth in such First Offer Notice, then Tenant’s First Offer Exercise Notice shall so notify Landlord of such dispute and shall demand that such dispute be resolved by arbitration as provided in Section 2.8(c) above (which demand shall include the name and address of Tenant’s arbitrator as required by said Section 2.8(c)) and such First Offer Exercise Notice shall constitute Tenant’s demand for arbitration. Notwithstanding the foregoing, if Tenant notifies Landlord, within five (5) Business Days after Tenant’s receipt of a First Offer Notice and prior to Tenant’s delivery of its First Offer Exercise Notice, that Tenant is interested in exercising its Right of First Offer with respect to the Offer Space described in such First Offer Notice, but disagrees with the Proposed First Offer Rent set forth in such First Offer Notice, then Landlord and Tenant thereafter shall negotiate and attempt to agree, using their respective good faith efforts, upon the annual Fair Market Value of the Offer Space for the First Offer Term (as defined below) (provided that neither party shall be bound by any proposals or information given to the other party during such negotiations in the event that the Fair Market Value is determined by arbitration in accordance with the terms of Section 2.8(c) above). If Landlord and Tenant reach a written agreement upon such Fair Market Value on or before the earlier to occur of (i) Tenant’s delivery of its First Offer Exercise Notice and (ii) the First Offer Exercise Date, then the Proposed First Offer Rent set forth in such First Offer Notice shall be deemed to be replaced with such agreed upon Fair Market Value, and if Tenant thereafter exercises its Right of First Offer by delivery of a First Offer Exercise Notice, then the First Offer Rent shall be such agreed upon Fair Market Value. If Tenant does not timely deliver a First Offer Exercise Notice to Landlord on or before the First Offer Exercise Date, then Landlord shall be free to lease the Offer Space described in such First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires for a period of nine (9) months following the relevant First Offer Exercise Date (the “First Offer Leasing Period”), in which event such third party to whom Landlord leases such Offer Space thereafter shall be a First Offer Space Superior Rights Holder. If Landlord has not leased the Offer Space to a third party within the First Offer Leasing Period, then the provisions of this Section 2.9 shall again apply to the Offer Space; provided, however, that if Landlord is actively and in good faith negotiating with a third party with respect to the Offer Space at the end of such First Offer Leasing Period, the First Offer Leasing Period shall automatically be extended through the date such negotiations either successfully conclude (in which case Landlord shall have no obligation to re-offer such Offer Space to Tenant) or terminate. If Tenant timely delivers a First Offer Exercise Notice to Landlord and does not notify Landlord in such First Offer Exercise Notice of Tenant’s dispute with the Proposed First Offer Rent, then Tenant shall be deemed to have accepted the Proposed First Offer Rent (or the Fair Market Value of the First Offer Space for the First Offer Term to which Landlord and Tenant previously agreed in writing in accordance with this Section 2.9(b), if applicable). If Tenant timely disputes the Proposed First Offer Rent, then Tenant’s First Offer Exercise Notice nevertheless shall be irrevocable and binding and Tenant shall be bound by the exercise of its Right of First Offer, but the dispute shall be resolved by arbitration as provided in Section 2.8(c) above. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its Right of First Offer, if at all, with respect to all of the particular Offer Space offered by Landlord to Tenant at any particular time, pursuant to a First Offer Notice, and Tenant may not elect to lease only a portion of such Offer Space. Time is of the essence with respect to the giving of any First Offer Exercise Notice.

(c) First Offer Rent. The annual Rent payable by Tenant for the Offer Space leased by Tenant (the “First Offer Rent”) shall be equal to one hundred percent (100%) of the annual Fair Market Value of the Offer Space as of the date that Tenant gives a First Offer Exercise Notice (which date shall be the “Calculation Date” with respect to the First Offer Space).

(d) Construction in First Offer Space. Subject to any Concessions granted to Tenant in accordance with Section 2.8(b) above for the First Offer Space, Tenant shall accept the Offer Space in its “as is” condition, and the construction of improvements in the Offer Space shall comply with the terms of Article 5 of this Lease. The terms of the Tenant Work Letter shall not apply to the construction of any improvements in the Offer Space. Notwithstanding any provision to the contrary set forth herein, (a) Tenant, its contractors and agents shall not be charged for, directly or indirectly, restrooms, water, electricity, HVAC usage, loading dock usage or passenger or freight elevator usage during Ordinary Business Hours, or personnel costs incurred in connection with the provision of such services and utilities, used in connection with the design and construction of such initial improvements and Tenant’s initial move into such Offer Space, and (b) Tenant shall not be responsible for any construction supervision fee to Landlord or for Landlord’s out-of-pocket costs incurred in connection with such construction except for any third party review costs that may be incurred by Landlord in connection with any Specially Alterations requested by Tenant.

(e) Amendment to Lease. If Tenant timely exercises the Right of First Offer as set forth herein, Landlord and Tenant shall as soon as reasonably practicable thereafter execute a lease amendment (the “ROFO Amendment”) for such Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 2.9; provided, however, an otherwise valid exercise of the right of first offer shall be fully effective whether or not a lease amendment is executed. Tenant shall commence payment of Rent for the Offer Space, and the term of the Offer Space (the “First Offer Term”) shall commence upon that date (the “First Offer Commencement Date”) as is set forth in the First Offer Notice, or as otherwise determined as part of the determination of Fair Market Value of the Offer Space in accordance with Section 2.8(b) above, and shall terminate coterminously with the expiration or earlier termination of this Lease. Landlord shall use reasonable efforts to deliver the Offer Space to Tenant on the ROFO Target Delivery Date; provided, however, if Landlord is unable to deliver possession of the Offer Space to Tenant on the ROFO Target Delivery Date for any reason whatsoever, neither the Lease nor Tenant’s obligation to lease the Offer Space hereunder shall be void or voidable, nor shall any such delay in delivery of possession of the Offer Space operate to extend the Term with respect to the Offer Space or the balance of the Premises, or amend the First Offer Commencement Date or Tenant’s other obligations with respect to the Offer Space or under the Lease.

(f) Termination of Right of First Offer. The rights contained in this Section 2.9 shall be personal to the Original Tenant or its Affiliate Assignee (and not any other assignee, or any sublessee or other transferee of Original Tenant’s interest in this Lease) if the Lease then remains in full force and effect and if the Original Tenant or its Affiliate Assignee is leasing at least fifty percent (50%) of the entire Premises initially leased hereunder, as the same may be expanded, whether pursuant to this Section 2.9, Section 2.10 below or otherwise (but not as the same reduced pursuant to Section 2.11 below or otherwise). The Right of First Offer granted herein shall terminate as to any particular Offer Space upon the exercise by Tenant of, or the failure by Tenant to exercise (subject to the terms of Section 2.9(b) above), its Right of First Offer with respect to such Offer Space as offered by Landlord. Subject to the terms of Section 2.9(e) above, the Right of First Offer granted herein shall terminate as to all First Offer Space and thereafter shall be of no further force or effect on the date that is three (3) years prior to the expiration of the initial Term of this Lease. Tenant shall have the right to lease any Offer Space as provided in this Section 2.9, only if, as of the date of the attempted exercise of any Right of First Offer by Tenant, or, at Landlord’s option, as of the scheduled date of delivery of such Offer Space to Tenant, (i) no monetary or material non-monetary default under this Lease shall have occurred and be continuing hereunder beyond any applicable notice and cure period provided under this Lease, (ii) Original Tenant or its Affiliate Assignee is leasing at least fifty percent (50%) of the entire Premises initially leased hereunder, as the same may be expanded, whether pursuant to this Section 2.9, Section 2.10 below or otherwise (but not as the same reduced pursuant to Section 2.11 below or otherwise), and (iii) there are at least three (3) years remaining in the Term.

Section 2.10 Expansion Space. Pursuant to the terms of this Section 2.10, Landlord hereby grants to the Original Tenant and any Affiliate Assignee the right on two (2) occasions during the Term to lease additional space in the Building upon the terms and conditions set forth in this Section 2.10 and this Lease (each an “Expansion Option”).

(a) Expansion Space/Delivery Periods. Original Tenant or an Affiliate Assignee only (and not any other assignee, sublessee or other Transferee of Tenant’s interest in this Lease) shall have the right to lease the “Expansion Space,” as that term is defined below, at the times set forth in this Section 2.10(a) and in the manner as set forth in this Section 2.10. The term “Expansion Space,” as used in this Lease, shall refer, individually or collectively, as the context may require, to “Expansion Space 1” and “Expansion Space 2,” respectively, as those terms are defined below. As used herein, “Additional Space” shall mean any particular Expansion Space or Offer Space, as applicable. The time period during which Landlord shall deliver any Expansion Space to Tenant shall be referred to as the “Delivery Period.”

Expansion Space	Delivery Period
A. A minimum of 7,000 and up to a maximum of 11,000 contiguous rentable square feet of space located on the fourteenth (14th) or fifteenth (15th) floor of the Building, the precise amount of and the location of which Expansion Space shall be designated by Landlord (“Expansion Space 1”).	Any time from the first day of the forty-ninth (49th) full calendar month of the initial Term and no later than the expiration of the sixtieth (60th) full calendar month of the initial Term.

B. A minimum of 7,000 and up to a maximum of 11,000 contiguous rentable square feet of space located on the fourteenth (14th) or fifteenth (15th) floor of the Building, the precise amount of and the location of which Expansion Space shall be designated by Landlord (“Expansion Space 2”).	Any time from the first day of the eighty-fifth (85th) full calendar month of the initial Term and no later than the expiration of the ninety-sixth (96th) full calendar month of the initial Term.

(b) Method of Exercise. Each Expansion Option shall be exercised, if at all, only by the Original Tenant only or any Affiliate Assignee and only in the following manner: (a) not more than eighteen (18) months nor less than twelve (12) months prior to the commencement of the applicable Delivery Period, Tenant shall deliver written notice to Landlord (an “Expansion Request Notice”) stating that Tenant is interested in exercising the applicable Expansion Option and requesting an “Expansion Delivery Notice,” as that term is defined below; (b) Landlord, after receipt of Tenant’s Expansion Request Notice, shall deliver written notice (the “Expansion Delivery Notice”) to Tenant not less than ten (10) months prior to the first day of the commencement of the applicable Delivery Period, setting forth Landlord’s then current good faith determination of the amount of and location of such Expansion Space (which shall be subject to the terms of Section 12.10(c) below) and Landlord’s then current good faith estimate of the approximate date of delivery of such Expansion Space; in which event Landlord and Tenant thereafter shall negotiate and attempt to agree, using their respective good faith efforts, upon the annual Fair Market Value of the applicable Expansion Space for the applicable Expansion Term (provided that neither party shall be bound by any proposals or information given to the other party during such negotiations in the event that the Fair Market Value is determined by arbitration in accordance with Section 2.8(c) above; and (c) if Tenant desires to exercise Tenant’s Expansion Option, then Tenant shall exercise such option by delivering irrevocable written notice thereof to Landlord (an “Expansion Exercise Notice”) on or before the date which is nine (9) months prior to the commencement of the Delivery Period for the applicable Expansion Space (whether or not Landlord and Tenant have reached agreement upon the Fair Market Value of the applicable Expansion Space for the applicable Expansion Term); provided that, if Landlord and Tenant theretofore have not reached agreement in writing upon the Fair Market Value of the applicable

Expansion Space for the applicable Expansion Term, then the Expansion Exercise Notice nevertheless shall be irrevocable and binding (except as otherwise expressly provided in this Section 2.10); however, in such instance, Landlord, at any time after its receipt of the Expansion Exercise Notice, may deliver written notice to Tenant (an “Expansion Rent Notice”) advising Tenant of Landlord’s determination of Fair Market Value for the applicable Expansion Space for the applicable Expansion Term. If Tenant desires to dispute the Expansion Rent Notice and have such dispute resolved by arbitration, then Tenant must deliver written notice to Landlord (an “Expansion Arbitration Notice”) within ten (10) Business Days after Tenant’s receipt of the Expansion Rent Notice, which Expansion Arbitration Notice must demand that the Fair Market Value of the applicable Expansion Space for the applicable Expansion Term be resolved by arbitration as provided in Section 2.8(c) above. If Tenant fails to timely deliver the Expansion Arbitration Notice, then the Rent for the applicable Expansion Space for the applicable Expansion Term shall be as set forth in the Expansion Rent Notice. If Tenant timely delivers the Expansion Arbitration Notice, then Landlord shall not be bound by the Rent set forth in the Expansion Rent Notice during arbitration in accordance with Section 2.8(c) above. If at any time Landlord and Tenant reach a written agreement upon the Fair Market Value of the applicable Expansion Space during the applicable Expansion Term, then the Rent for such Expansion Space during such Expansion Term shall be such agreed upon Fair Market Value.

(c) Delivery of Expansion Space. If Tenant exercises a particular Expansion Right, then Landlord shall use commercially reasonable, good faith efforts to deliver the applicable Expansion Space to Tenant during the applicable Delivery Period. Notwithstanding the foregoing, if at any time Landlord reasonably determines that Landlord will be unable to deliver the applicable Expansion Space to Tenant during the applicable Delivery Period, then Landlord shall have the following rights, either or both of which may be exercised by delivery of written notice to Tenant: (a) Landlord shall have the right to extend such Delivery Period by no more than six (6) months; and/or (b) Landlord shall have the right to substitute the applicable Expansion Space described in the Expansion Delivery Notice for another space containing a minimum of 7,000 and up to a maximum of 11,000 contiguous rentable square feet of space located on the fourteenth (14th) or fifteenth (15th) floor of the Building (in which case, if the Fair Market Value of the previously identified Expansion Space has already been determined, then it shall be divided by the rentable square footage of such previously identified Expansion Space and such amount shall be multiplied by the rentable square footage of the substitution Expansion Space, which product shall be the Expansion Rent).

(d) Expansion Rent. The annual Rent payable by Tenant for any applicable Expansion Space leased by Tenant (the “Expansion Rent”) shall be equal to one hundred percent (100%) of the annual Fair Market Value of such Expansion Space as of the date that Tenant gives the applicable Expansion Exercise Notice (which date shall be the “Calculation Date” with respect to such Expansion Space). As used herein, “Additional Space Rent” shall mean Expansion Rent or First Offer Rent, as applicable.

(e) Construction in Expansion Space. Subject to any Concessions granted to Tenant in accordance with Section 2.8(b) above for any applicable Expansion Space, Tenant shall accept such Expansion Space in its “as is” condition, and the construction of improvements in such Expansion Space shall comply with the terms of Article 5 of this Lease. The terms of the Tenant Work Letter shall not apply to the construction of any improvements in the Expansion Space. Notwithstanding any provision to the contrary set forth herein, (a) Tenant, its contractors and agents shall not be charged for, directly or indirectly, restrooms, water, electricity, HVAC usage, loading dock usage or passenger or freight elevator usage during Ordinary Business Hours, or personnel costs incurred in connection with the provision of such services and utilities, used in connection with the design and construction of such initial improvements and Tenant’s initial move into such Expansion Space, and (b) Tenant shall not be responsible for any construction supervision fee to Landlord or for Landlord’s out-of-pocket costs incurred in connection with such construction except for any third party review costs that may be incurred by Landlord in connection with any Specially Alterations requested by Tenant.

(f) Amendment to Lease. If Tenant timely exercises an Expansion Option as set forth herein, Landlord and Tenant shall as soon as reasonably practicable thereafter execute a lease amendment (the “Expansion Amendment”) for such Expansion Space upon the terms and conditions as set forth in the Expansion Delivery Notice and this Section 2.10; provided, however, an otherwise valid exercise of an Expansion Option shall be fully effective whether or not a lease amendment is executed. Tenant shall commence payment of Rent for the applicable Expansion Space, and the term of such Expansion Space (the “Expansion Term”) shall commence upon the date (the “Expansion Commencement Date”) that Landlord tenders possession of such Expansion Space to Tenant, or as otherwise determined as part of the determination of Fair Market Value of the applicable Expansion Space in accordance with Section 2.8(b) above, and shall terminate coterminously with the expiration or earlier termination of this Lease. As used herein, “Additional Space Term” shall mean any particular Expansion Term or First Offer Term, as applicable, and “Additional Space Commencement Date” shall mean any particular Expansion Commencement Date or First Offer Commencement Date, as applicable. Landlord shall use reasonable efforts to deliver the Expansion Space to Tenant on the dated set forth in the Expansion Delivery Notice; provided, however, if Landlord is unable to deliver possession of the Expansion Space to Tenant on any particular date for any reason whatsoever, neither the Lease nor Tenant’s obligation to lease the Expansion Space hereunder shall be void or voidable, nor shall any such delay in delivery of possession of the Expansion Space operate to extend the Term with respect to the Expansion Space or the balance of the Premises, or amend the Expansion Commencement Date or Tenant’s other obligations with respect to the Expansion Space or under the Lease.

(g) Termination of Expansion Option. The rights contained in this Section 2.10 shall be personal to the Original Tenant or its Affiliate Assignee (and not any other assignee, or any sublessee or other transferee of Original Tenant’s interest in this Lease) if the Lease then remains in full force and effect and if the Original Tenant or its Affiliate Assignee is leasing at least fifty percent (50%) of the entire Premises initially leased hereunder, as the same may be expanded, whether pursuant to this Section 2.10, Section 2.9 above or otherwise (but not as the same reduced pursuant to Section 2.11 below or otherwise). Each Expansion Option granted herein shall terminate upon the exercise by Tenant of, or the failure by Tenant to exercise, such Expansion Option. In addition, any unexercised Expansion Option shall terminate upon delivery by Tenant to Landlord of a “Contraction Notice,” as that term is defined in Section 2.11 below. Tenant shall have the right to lease any Expansion Space as provided in this Section 2.10, only if, as of the date of the attempted exercise of either Expansion Option by Tenant, or, at Landlord’s option, as of the scheduled date of delivery of such Expansion Space to Tenant, (i) no monetary or material non-monetary default under this Lease shall have occurred and be continuing hereunder beyond any applicable notice and cure period provided under this Lease, and (ii) Original Tenant or its Affiliate Assignee occupies at least fifty percent (50%) of the entire Premises initially leased hereunder, as the same may be expanded, whether pursuant to this Section 2.10, Section 2.9 above or otherwise (but not as the same reduced pursuant to Section 2.11 below or otherwise).

Section 2.11 Contraction Option. Subject to the terms of this Section 2.11, Original Tenant and any Affiliate Assignee shall have the one-time right (the “Contraction Option”) to terminate Tenant’s lease of the portion of the Premises comprised of the entire sixteenth (16th) floor of the Building (the “Contraction Space”) effective as of the date set forth in Tenant’s Contraction Notice (defined below), provided that such date must be no earlier than the last day of the ninety-sixth (96th) full calendar month of the initial Term (the date so specified by Tenant, the “Contraction Date”), upon prior written notice to Landlord (the “Contraction Notice”) irrevocably exercising the Contraction Option given at least one (1) year prior to the Contraction Date. Within thirty (30) days of the Contraction Date, as consideration for (and, at Landlord’s sole election, as a condition precedent to) such early termination, and as an irrevocable covenant by Tenant (which shall be effective upon Tenant’s delivery of the Contraction Notice and which shall survive the expiration or earlier termination of this Lease), Tenant shall pay to Landlord a termination fee (the “Contraction Fee”) equal to the sum of (A) the unamortized cost (as of the Contraction Date) of the aggregate of (1) the brokerage commissions paid by Landlord in connection with this Lease to Tenant’s Broker and Landlord’s Agent, (2) the portion of the Tenant Improvement Allowance applicable to the Contraction Space (i.e., the total Tenant Improvement Allowance actually funded by Landlord, divided by the aggregate rentable area of the Premises, and multiplied by the rentable area of the Contraction Space), and (3) the portion of the Rent Abatement applicable to the Contraction Space (i.e., the total Rent Abatement actually granted by Landlord, divided by the aggregate rentable area of the Premises, and multiplied by the rentable area of the Contraction Space), and (B) an amount equal to $395,895.50 (i.e., three (3) months monthly Fixed Rent for the Contraction Space during Lease Year 7). For purposes of clause (A) above, the amortization shall be computed on a straight line basis over the period commencing on the first day of the Term and ending on the Expiration Date, with interest at the (non-compounded) rate of 6% per annum. Time is of the essence with respect to the delivery of any Contraction Notice and the Contraction Fee. Tenant shall not be entitled to exercise the Contraction Option if, at the time of Landlord’s receipt of the Contraction Notice, a monetary or material non-monetary default under this Lease shall have occurred and be continuing hereunder beyond any applicable notice and cure period provided under this Lease. Provided Tenant properly exercises (and is entitled to exercise) the Contraction Option in accordance with the terms of this Section 2.11, then, effective as of the Contraction Date, the lease of the Contraction Space shall automatically terminate and be of no further force or effect, and Landlord and Tenant shall be relieved of their respective obligations under this Lease with respect to the Contraction Space, except for those obligations of either party set forth in this Lease with respect to the period of Tenant’s tenancy of the Contraction Space through the Contraction Date and such obligations of either party which specifically survive the expiration or earlier termination of this Lease, including, without limitation, the parties’ respective indemnity obligations, Tenant’s obligation to pay all amounts owed by Tenant under this Lease with respect to the Contraction Space up to and including the Contraction Date (including, without limitation, the Contraction Fee), and refunds due to Tenant from Landlord for any overpayments of Tenant’s Proportionate Share of Operating Expenses or Taxes. The Contraction Option shall be personal to the Original Tenant or its Affiliate Assignee (and not any other assignee, or any sublessee or other transferee of Original Tenant’s interest in this Lease).

ARTICLE 3

USE AND OCCUPANCY

Tenant shall use and occupy the Premises for the Permitted Uses and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit F, attached hereto, or in violation of any applicable Requirements. Tenant shall not do or permit anything to be done in or about the Premises, (including, without limitation, the installation or use of any Alterations (defined in Section 5.1, below), Equipment (defined in Section 5.7, below) or any other furniture, fixture and equipment, or Supplemental HVAC Systems (defined in Section 10.13, below) in the Premises), which will in any way damage the reputation of the Building, be offensive or objectionable to Landlord or other occupants of the Building, or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them by reason of noise, odors, or vibrations. If Tenant uses the Premises for a purpose constituting a Prohibited Use, violating any Requirement or the terms of this Article 3, or causing the Project to be in violation of any Requirement or the terms of this Article 3, then Tenant shall promptly discontinue such use upon notice of such violation. Tenant, at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the Permitted Uses in the Premises.

ARTICLE 4

DELIVERY OF PREMISES; CONDITION OF THE PREMISES

Section 4.1 Delivery of Premises; “As-Is” Condition. Landlord shall tender possession of the Premises to Tenant on the Delivery Date for purposes of allowing Tenant to construct the Tenant Improvements (it being acknowledged by Tenant that certain Landlord Work may not be Substantially Completed by such date and that Landlord shall be obligated to complete the Landlord Work in accordance with Section 1 of the Tenant Work Letter). Except as otherwise specifically provided in this Lease and the Tenant Work Letter, Tenant agrees (a) to accept possession of the Premises in the condition existing on the Commencement Date “as is”, and (b) that Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant’s occupancy. Tenant’s occupancy of any part of the Premises for the conduct of its business shall be conclusive evidence, as against Tenant, that Landlord has Substantially Completed any work to be performed by Landlord under this Lease, Tenant has accepted possession of the Premises in its then current condition and at the time such possession was taken, and the Premises and the Project were in a good and satisfactory condition as required by this Lease; provided that the foregoing shall not alter or modify Landlord’s ongoing repair and maintenance obligations set forth in this Lease.

Section 4.2 Building Systems; Title 24 Compliance. Notwithstanding anything set forth in Section 4.1, above, to the contrary, Landlord shall (i) cause the Building Systems and the Common Areas to be in good working condition and repair upon the delivery of the Premises to Tenant, and (ii) provide a path of travel to the Premises through the Common Areas that complies with applicable Requirements (including, without limitation, Title 24, Part 6, California Code of Regulations and the American with Disabilities Act of 1990 (as amended or supplemented, the “ADA”)) as of the Commencement Date. The foregoing shall not be deemed to require Landlord to replace any of the Building Systems, existing lighting, HVAC and/or portions of the ceiling within the Premises, as opposed to repairing any of the same. If it is determined during the first ninety (90) days of the Term that any of the Building Systems, existing lighting, HVAC or portions of the ceiling within the Premises were not in good working condition and repair as of the date of Landlord’s delivery of the Premises to Tenant, Landlord shall not be liable to Tenant for any damages, but as Tenant’s sole remedy, Landlord, at no cost to Tenant, shall promptly perform such work or take such other action as may be necessary to place the same in good working condition and repair. To the extent required in order to allow Tenant to obtain a certificate of occupancy, or its legal equivalent, for the Premises for the Permitted Uses, Landlord shall cause the Common Areas and the Premises to comply with applicable Requirements, which were enacted and enforced as of the Effective Date.

ARTICLE 5

ALTERATIONS

Section 5.1 Tenant’s Alterations. Tenant shall have the right, without Landlord’s prior written consent, but upon five (5) Business Days prior written notice to Landlord (which notice shall contain a description of the contemplated work), to make strictly cosmetic, non-structural additions and alterations, such as painting, wall coverings and floor coverings, to the Premises that (i) do not involve the expenditure of more than Fifty Thousand and No/100 Dollars ($50,000.00) in the aggregate in any twelve (12) month period, and (ii) do not contain a Design Problem (defined below) (the foregoing additions and alterations described in this sentence are collectively referred to herein as “Decorative Alterations”). Except in connection with Decorative Alterations, Tenant shall not make any alterations, additions or other physical changes in or about the Premises (collectively, “Alterations”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that it shall be deemed reasonable for Landlord to withhold its consent to any Alterations (including the Tenant Improvements) that contain a Design Problem. A “Design Problem” is defined as and will be deemed to exist if any Alterations (including the Tenant Improvements) (i) are structural or adversely affect any Building Systems, (ii) are visible from outside of the Premises or affect the exterior appearance of the Building, (iii) affect the certificate of occupancy issued for the Building or the Premises, (iv) violate any Requirement, and/or (v) unreasonably interfere with any other occupant’s normal and customary office operations in the Building. Landlord shall, at the time Landlord approves of any Alterations, designate whether such Alterations constitute Specialty Alterations. If Landlord shall fail to respond to Tenant’s notice requesting Landlord’s consent to contemplated Alterations within seven (7) Business Days following Landlord’s receipt of such request and all applicable Plans (as defined in Section 5.1(b) below) therefor, then Tenant may deliver a second written notice to Landlord requesting Landlord’s consent to such contemplated Alterations (provided that such notice shall include the following language in bold, capitalized text: “IF LANDLORD FAILS TO RESPOND TO THIS LETTER WITHIN THREE (3) BUSINESS DAYS FROM LANDLORD’S RECEIPT OF THIS LETTER, TENANT’S REQUEST FOR LANDLORD’S APPROVAL OF THOSE CERTAIN ALTERATIONS DESCRIBED IN THIS LETTER SHALL BE DEEMED TO BE APPROVED BY LANDLORD”), and if Landlord thereafter fails to respond to Tenant within three (3) Business Days after Landlord’s receipt of such second notice, Landlord shall be deemed to have consented to the Alterations described in such notice. Notwithstanding any provision to the contrary contained in the Lease or this Article 5, the design and construction of the initial Tenant Improvements in the Premises shall be governed by the terms of the Tenant Work Letter, and not the terms of this Section 5.1 or Section 5.2 below.

(a) Plans and Specifications. Prior to making any Alterations, Tenant, at its expense, shall (i) submit to Landlord for its approval, detailed plans and specifications (“Plans”) of each proposed Alteration (other than Decorative Alterations), and with respect to any Alteration affecting any Building System, evidence that the Alteration has been designed by, or reviewed and approved by, Landlord’s designated engineer for the affected Building System, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities, (iii) furnish to Landlord duplicate original policies or certificates of worker’s compensation (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration) and commercial general liability (including property damage coverage) and business auto insurance and Builder’s Risk coverage (as described in Article 11) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord’s Agent, any Lessor and any Mortgagee (provided that Tenant has received written notice from Landlord containing the name and address of the same) as additional insureds, and (iv) furnish to

Landlord reasonably satisfactory evidence of Tenant’s ability to complete and to fully pay for such Alterations (other than Decorative Alterations). Landlord may as a condition to its consent to any Alterations require that any architect retained by Tenant in connection with such Alterations be certified as a Certified Access Specialist (CASp), and that following the completion of such Alterations, such architect shall certify the Premises as meeting all applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53.

(b) Governmental Approvals. Tenant, at its expense, shall, as and when required, promptly obtain certificates of partial and final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof, together with “as-built” Plans for such Alterations prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may accept), using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may accept) and magnetic computer media of such record drawings and specifications translated in DFX format or another format acceptable to Landlord.

Section 5.2 Manner and Quality of Alterations. All Alterations shall be performed (a) in a good and workmanlike manner and free from defects, (b) substantially in accordance with the Plans, and by contractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (provided that Tenant shall only utilize for purposes of mechanical, electrical, structural, sprinkler, fire and life safety work those contractors as specifically designated by Landlord provided that the fees charged by such designated contractors are reasonably cost competitive with fees charged for comparable work by contractors with a comparable reputation and level of experience), (c) in compliance with all Requirements, the terms of this Lease and all written construction procedures and regulations then reasonably prescribed by Landlord (provided that Tenant has received a copy of the same), and (d) at Tenant’s expense. All materials and equipment shall be of first quality and at least equal to the applicable standards for the Office Project then established by Landlord, and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien or other encumbrance. Upon completion of any Alterations hereunder, Tenant shall provide Landlord with copies of proof of payment for all labor and materials, and final unconditional waivers of lien from all contractors, subcontractors, materialmen, suppliers and others having lien rights with respect to such Alterations, in the form prescribed by California law in order to prevent a lien from attaching to the Project. In addition, Tenant shall cause a Notice of Completion to be recorded in the Office of the Recorder of the county in which the Project is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute.

Section 5.3 Removal of Tenant’s Property. Tenant’s Property shall remain the property of Tenant and Tenant may remove the same at any time on or before the Expiration Date. On or before the Expiration Date, Tenant shall, unless otherwise directed by Landlord in accordance with Section 5.1 above, at Tenant’s expense, remove any Specialty Alterations and close up any slab penetrations in the Premises. Upon Tenant’s express written request making specific reference to this Section 5.3, Landlord shall advise Tenant at the time of Landlord’s approval of any of the initial Tenant Improvements or any Alterations, whether Landlord will require the removal of any such initial Tenant Improvements or Alterations, as the case may be, to their previous condition upon the expiration or sooner termination of this Lease. If Landlord requires Tenant to restore any such initial Tenant Improvements or Alterations as provided in the preceding sentence, then such initial Tenant Improvements or Alterations shall constitute Specialty Alterations and shall be removed by Tenant as otherwise provided in this Lease with respect to Specialty Alterations. If, at the time Tenant requests Landlord’s approval of any initial Tenant Improvements or Alterations, Tenant fails to specifically request Landlord’s determination of whether Landlord will require the removal of any such initial Tenant Improvements or Alterations, then such initial Tenant Improvements or Alterations shall be deemed to constitute Specialty Alterations. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Project caused by Tenant’s removal of any Alterations or Tenant’s Property or by the closing of any slab penetrations, and upon an Event of Default thereof, Tenant shall reimburse Landlord for Landlord’s cost of repairing and restoring such damage. Any Specialty Alterations or Tenant’s Property (other than any data or telephone cabling installed in the Premises by Tenant, which shall be subject to Section 18.1 below) not so removed shall be deemed abandoned and Landlord may retain or remove and dispose of same, and repair and restore any damage caused thereby, at Tenant’s cost and without accountability to Tenant. All other Alterations shall become Landlord’s property upon termination of this Lease.

Section 5.4 Mechanic’s Liens. Tenant, at its expense, shall discharge any lien or charge recorded or filed against the Project in connection with any work done or claimed to have been done by or on behalf of, or materials furnished or claimed to have been furnished to, Tenant, within 10 days after Tenant’s receipt of notice thereof by payment, filing the bond required by law or otherwise in accordance with applicable Requirements.

Section 5.5 Labor Relations. Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Building, if, in Landlord’s reasonable judgment, such employment, delivery or use is reasonably likely to interfere or cause any material conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. If such interference or conflict occurs, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

Section 5.6 Tenant’s Costs. Tenant shall pay to Landlord, upon demand, all reasonable out-of-pocket costs actually incurred by Landlord in connection with Landlord’s review of the Alterations (including review of requests for approval thereof) by outside third parties, which third party review shall only be required in connection with Specialty Alterations, if at all. Tenant shall not be obligated to pay to Landlord any administrative fee in connection with any Alterations. At Landlord’s request, Tenant shall deliver to Landlord reasonable supporting documentation evidencing the hard and soft costs incurred by Tenant in designing and constructing any Alterations. Landlord’s out-of-pocket costs incurred in connection with the design andconstruction of the initial Tenant Improvements in the Premises shall be governed by the terms of the Work Letter and not the terms of this Article 5.

Section 5.7 Tenant’s Equipment. Tenant shall provide notice to Landlord prior to moving any heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Tenant’s Equipment”) into or out of the Building and shall pay to Landlord any costs actually incurred by Landlord in connection therewith. If such Tenant’s Equipment requires special handling, Tenant agrees (a) to employ only persons holding all necessary licenses to perform such work, (b) all work performed in connection therewith shall comply with all applicable Requirements and (c) such work shall be done only during hours designated by Landlord.

Section 5.8 Compliance. The approval of Plans, or consent by Landlord to the making of any Alterations, does not constitute Landlord’s representation that such Plans or Alterations comply with any Requirements or the terms of Article 3 of this Lease (i.e., that the same shall not obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them by reason of noise, odors, or vibrations). Landlord shall not be liable to Tenant or any other party in connection with Landlord’s approval of any Plans, or Landlord’s consent to Tenant’s performing any Alterations, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Plans or Alterations. If any Alterations made by or on behalf of Tenant require Landlord to make any alterations or improvements to any part of the Project in order to comply with any Requirements following completion of the Landlord Work, Tenant shall pay all costs and expenses incurred by Landlord in connection with such alterations or improvements.

Section 5.9 Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds fifty (50) pounds per square foot “live load”. Landlord reserves the right to reasonably designate the position of all Equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof.

ARTICLE 6

REPAIRS

Section 6.1 Landlord’s Repair and Maintenance. Landlord shall, subject to the terms of Section 8.1(c) below, keep clean, operate, maintain and, except as provided in Section 6.2 hereof, promptly make all necessary repairs (both structural and nonstructural) to (i) the Base Building (which, pursuant to the definition thereof set forth in Exhibit B, includes the mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building up to the point of connection of localized distribution to the Premises, subject to the definition of Building Systems set forth in Exhibit B), (ii) the Office Project Common Areas, and (iii) the core restrooms located on any full floors leased by Tenant, in a Class A condition and operating order consistent with the standards applicable to Comparable Buildings. Landlord shall perform any work required under this Section 6.1 in a manner generally consistent with those used by landlords of Comparable Buildings, and Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations during the performance of such work.

Section 6.2 Tenant’s Repair and Maintenance. Subject to the waiver of subrogation set forth in Section 11.2 below, Tenant shall promptly, at its expense and in compliance with Article 5 including, without limitation, the requirement that any repairs affecting any Building System be reviewed and approved by Landlord’s designated engineer for the affected Building System, make all nonstructural repairs to the Premises and the fixtures, equipment and appurtenances therein (including all electrical, plumbing, heating, ventilation and air conditioning, sprinklers and life safety systems in and serving the Premises only, from the point of connection to the Building Systems located on the floors upon which the Premises is located, but excluding portions thereof that constitute the Base Building) (collectively, “Tenant Fixtures”) as and when needed to preserve the Premises in good working order and condition (but such obligation shall not apply to the Base Building except to the extent provided in Section 8.1 below), except for reasonable wear and tear and damage which is Landlord’s obligation to maintain and repair pursuant to the express provisions of this Lease. Subject to the waiver of subrogation set forth in Section 11.2, all damage to the Building or to any portion thereof requiring structural or nonstructural repair caused by or resulting from any act, omission, neglect or improper conduct of a Tenant Party or the moving of Tenant’s Property or Tenant’s Equipment into, within or out of the Premises by a Tenant Party, shall be repaired at Tenant’s expense by (i) Tenant, if the required repairs are not Base Building in nature and do not affect any Building System, or (ii) Landlord, if the required repairs are structural in nature, involve replacement of exterior window glass or affect any Building System or are required to be made to any core restrooms located on any floors leased by Tenant. Notwithstanding the foregoing, Tenant shall be solely responsible for the cost of any repairs to the Tenant Fixtures resulting from any act, omission, neglect or improper conduct of a Tenant Party or the moving of Tenant’s Property or Tenant’s Equipment into, within or out of the Premises by a Tenant Party. All Tenant repairs shall be of good quality utilizing new construction materials.

Section 6.3 Reserved Rights. Subject to Section 26.25 below, Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Project, including the Building Systems, but excluding the Premises, including changing the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other Common Areas (collectively, “Work of Improvement”), as Landlord deems necessary or desirable, and to take all materials into the Premises required for the performance of such Work of Improvement, provided that (a) the level of any Building service shall not decrease in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such Work of Improvement), and (b) Tenant is not deprived of reasonable access to the Premises and the quality of Building access shall not decrease in any material respect from the level required of Landlord in Section 2.1 above during the period of construction of such Work of Improvement. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises and the Building Parking Facility during the performance of such Work of Improvement. Subject to the foregoing, there shall be no Rent abatement (except as otherwise provided in Section 26.25 below) or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others performing, or failing to perform, any Work of Improvement. For each and every Work of Improvement (but specifically excluding those made in response to a casualty or condemnation in accordance with Section 11.3 or Article 12 below) that is reasonably likely to adversely affect the level of Building services, Tenant’s method or route of access to the Premises, or Tenant’s use and occupancy of the Premises or the operation of Tenant’s business for the Permitted Uses, Landlord shall give Tenant advance written notice of such Work of Improvement describing in reasonable detail the scope of such Work of Improvement and the commercially reasonable measures Landlord intends to take to minimize interference with Tenant’s use and occupancy of the Premises during the performance of such Work of Improvement.

ARTICLE 7

INCREASES IN TAXES AND OPERATING EXPENSES

Section 7.1 Definitions. For the purposes of this Article 7, the following terms shall have the meanings set forth below:

(a) “Assessed Valuation” shall mean the amount for which the Office Project or Project, as the case may be, is assessed by the County Assessor of San Francisco, California, for the purpose of imposition of Taxes.

(b) “Base Operating Expenses” shall mean the Operating Expenses for the Base Year.

(c) “Base Taxes” shall mean the Taxes payable for the Base Year.

(d) “Comparison Year” shall mean each calendar year commencing subsequent to the Base Year.

(e) “Operating Expenses” shall mean, subject to the Excluded Expenses, the aggregate of all costs and expenses paid or incurred by or on behalf of Landlord in connection with the ownership, operation, repair and maintenance of the Office Project, including (y) the fair market rental value of Landlord’s Building office and (z) the capital repairs, replacements, improvements and other capital costs (collectively, the “Capital Costs”) passed through after the Base Year only if such Capital Costs either (i) are reasonably anticipated and intended to result in a reduction in Operating Expenses (as for example, a labor-saving improvement), provided the amount included in Operating Expenses in any Comparison Year shall not exceed an amount equal to the savings reasonably anticipated to result from the installation and operation of such improvement, and/or (ii) are made during any Comparison Year in compliance with Requirements, except for such Capital Costs to remedy a condition existing prior to the Commencement Date, which a federal, state or municipal governmental authority, if it had knowledge of such condition prior to the Commencement Date, would have then required to be remedied pursuant to the then-current applicable Requirements in their form existing as of the Commencement Date. Such Capital Costs shall be amortized on a straight-line basis (without interest) over the useful life of such Capital Cost item as determined in accordance with sound real estate management and accounting principles, consistently applied and consistent with such principles applied by landlords of the Comparable Buildings, and the amount included in Operating Expenses in any Comparison Year shall be equal to the annual amortized amount. Tenant acknowledges and agrees that the definitions of Office Project and Residential Project shall not be construed to limit Landlord’s ability to pass through to Tenant, as Operating Expenses, shared costs under the Master Declaration which are properly allocated and charged to Landlord by the Master Association in accordance with the Master Declaration to the extent such costs are otherwise permitted to be included in Operating Costs. Operating Expenses shall not include any Excluded Expenses. If during all or part of the Base Year or any Comparison Year, Landlord shall not furnish any particular item(s) of work or service (the cost of which would otherwise constitute an Operating Expense) to any occupiable portions of the Office Project for any reason, then, for purposes of computing Operating Expenses for such period, the amount included in Operating Expenses for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service to such portion of the Office Project. In determining the amount of Operating Expenses for the Base Year or any Comparison Year, if less than 95% of the Office Project rentable area is occupied by tenants at any time during any such Base Year or Comparison Year, Operating Expenses that vary based upon occupancy shall be determined for such Base Year or Comparison Year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been 95% throughout the Base Year or such Comparison Year. Further, notwithstanding the foregoing, in no event shall “Controllable Expenses,” as that term is defined, below, for any calendar year following the first full calendar year of the Lease Term, exceed 103% of the Controllable Expenses incurred for the prior calendar year, calculated on a cumulative and compounded basis. For purposes of this Lease, “Controllable Expenses” shall mean (i) the fee charged by the property manager of the Project, (ii) the amount of rent charged to Operating Expenses as rent for the Project management office, and (iii) the costs of janitorial service contracts, security service contracts, landscaping contracts, HVAC maintenance contracts, elevator maintenance contracts, and life safety maintenance contracts. Furthermore, notwithstanding anything contained in this paragraph to the contrary, Controllable Expenses shall not include (A) the cost of union labor, including labor which is not union as of the date of this Lease but which unionizes after the date of this Lease, (B) market-wide labor-rate increases due to, and/or costs incurred as a result of, Unavoidable Delays, and (C) costs incurred to comply with Requirements. Notwithstanding the foregoing, Landlord shall, however, (a) not collect or be entitled to collect Operating Expenses from all of the tenants in the Building in an amount in excess of one hundred percent (100%) of the Operating Expenses actually paid by Landlord in connection with the operation of the Building, (b) make no profit from Landlord’s collections of Operating Expenses, and (c) reduce the amount of the Operating Expenses by any refund or discount received by Landlord in connection with any expenses previously included in Operating Expenses. Notwithstanding the foregoing or any other provision of this Lease to the contrary, Operating Expenses shall be consistently determined and applied during the Term of this Lease.

(f) “Statement” shall mean a detailed statement in line-item format containing a comparison of (i) Base Taxes and the Taxes for any Comparison Year, and (ii) Base Operating Expenses and the Operating Expenses for any Comparison Year.

(g) “Taxes” shall mean (i) all real estate taxes, assessments, sewer and water rents, rates and charges and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen (including transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent), which may be assessed, levied or imposed upon all or any part of either (A) the Office Project or (B) the Project (in which case the same shall be allocated to the Office Project in accordance with the Master Declaration), and (ii) all expenses (including reasonable attorneys’ fees and disbursements and experts’ and other witnesses’ fees) incurred in contesting any of the foregoing or the Assessed Valuation of the Office Project or Project for a Comparison Year during the Term. Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord’s late payment of Taxes, or (y) franchise, transfer, gift, inheritance, estate or net income taxes imposed upon Landlord. If Landlord is permitted to pay any assessment in annual installments, then (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by law, and (ii) there shall be deemed included in Taxes for each Comparison Year the installments of such assessment becoming payable during such Comparison Year, together with interest payable during such Comparison Year on such installments and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the Effective Date shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Office Project or Project, whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Office Project or Project and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, including business improvement district impositions, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes.

Section 7.2 Tenant’s Tax Payment. (a) If the Taxes payable for any Comparison Year exceed the Base Taxes, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess (“Tenant’s Tax Payment”). For each Comparison Year, Landlord shall furnish to Tenant a statement setting forth Landlord’s reasonable estimate of Tenant’s Tax Payment for such Comparison Year (the “Tax Estimate”). Tenant acknowledges that such amount may be subject to change from time to time. Tenant shall pay to Landlord on the 1st day of each month during such Comparison Year an amount equal to 1/12 of the Tax Estimate for such Comparison Year. If Landlord furnishes a Tax Estimate for a Comparison Year subsequent to the commencement thereof, then (i) until the 1st day of the month following the month in which the Tax Estimate is furnished to Tenant, Tenant shall pay to Landlord on the 1st day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.2 during the last month of the preceding Comparison Year, (ii) promptly after the Tax Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Tax

Estimate previously made for such Comparison Year were greater or less than the installments of Tenant’s Tax Estimate to be made for such Comparison Year in accordance with the Tax Estimate, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (y) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next subsequent payments of Rent due hereunder, and (iii) on the 1st day of the month following the month in which the Tax Estimate is furnished to Tenant, and on the 1st day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to 1/12 of the Tax Estimate. Landlord shall have the right, upon not less than thirty (30) days prior written notice to Tenant, to reasonably adjust the Tax Estimate from time to time during any Comparison Year.

(b) As soon as reasonably practicable after Landlord has determined the Taxes for a Comparison Year, Landlord shall furnish to Tenant a Statement for such Comparison Year. If the Statement shall show that the sums paid by Tenant under Section 7.2(a) exceeded the actual amount of Tenant’s Tax Payment for such Comparison Year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder (or, if the Term has expired, Landlord shall pay such amount to Tenant, net of any sums then owed by Tenant to Landlord, within thirty (30) days after Tenant’s receipt of the Statement). If the Statement for such Comparison Year shall show that the sums so paid by Tenant were less than Tenant’s Tax Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within thirty (30) days after delivery of the Statement to Tenant.

(c) Only Landlord may institute proceedings to reduce the Assessed Valuation of the Office Project or Project and the filings of any such proceeding by Tenant without Landlord’s consent shall constitute an Event of Default. If the Taxes payable for the Base Year are reduced, the Base Taxes shall be correspondingly revised, the Additional Rent previously paid or payable on account of Tenant’s Tax Payment hereunder for all Comparison Years shall be recomputed on the basis of such reduction, and if there shall have been an overpayment by Tenant based on such recomputation, Landlord shall credit the amount thereof against the next subsequent payments of Rent due hereunder (or, if the Term has expired, Landlord shall pay such amount to Tenant, net of any sums then owed by Tenant to Landlord, within thirty (30) days after the date of such recomputation). If Landlord receives a refund of Taxes for any Comparison Year, Landlord shall credit against subsequent payments of Rent due hereunder, an amount equal to Tenant’s Proportionate Share of the refund, net of any expenses incurred by Landlord in achieving such refund, which amount shall not exceed Tenant’s Tax Payment paid for such Comparison Year (or, if the Term has expired, Landlord shall pay such amount to Tenant, net of any sums then owed by Tenant to Landlord, within thirty (30) days after the date of such refund). Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Taxes or the Assessed Valuation. The benefit of any exemption or abatement relating to all or any part of the Office Project (or the Office Project’s share of any exemption or abatement relating to all or any part of the Project) shall inure to the benefit of Building tenants on a proportionate basis and Taxes shall be computed by taking into account any such exemption or abatement.

(d) Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted and, if such tax is payable by Landlord, Tenant shall promptly pay such amounts to Landlord, within thirty (30) days after receipt of Landlord’s written notice and commercially reasonable supporting documentation.

(e) Tenant shall be obligated to make Tenant’s Tax Payment regardless of whether Tenant may be exempt from the payment of any Taxes as the result of any reduction, abatement or exemption from Taxes granted or agreed to by any Governmental Authority, or by reason of Tenant’s diplomatic or other tax-exempt status.

Section 7.3 Tenant’s Operating Payment. (a) If the Operating Expenses payable for any Comparison Year exceed the Base Operating Expenses, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess (“Tenant’s Operating Payment”). For each Comparison Year, Landlord shall furnish to Tenant a statement setting forth Landlord’s reasonable estimate of Tenant’s Operating Payment for such Comparison Year (the “Expense Estimate”). Tenant acknowledges that such amount may be subject to change from time to time. Tenant shall pay to Landlord on the 1st day of each month during such Comparison Year an amount equal to 1/12 of the Expense Estimate. If Landlord furnishes an Expense Estimate for a Comparison Year subsequent to the commencement thereof, then (i) until the 1st day of the month following the month in which the Expense Estimate is furnished to Tenant, Tenant shall pay to Landlord on the 1st day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.3 during the last month of the preceding Comparison Year, (ii) promptly after the Expense Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Operating Payment previously made for such Comparison Year were greater or less than the installments of Tenant’s Operating Payment to be made for such Comparison Year in accordance with the Expense Estimate, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after Tenant receives Landlord’s written demand therefor, or (y) if there shall have been an overpayment, Landlord shall credit the amount thereof against next subsequent payments of Rent due hereunder, and (iii) on the 1st day of the month following the month in which the Expense Estimate is furnished to Tenant, and on the 1st day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to 1/12 of the Expense Estimate. Landlord shall have the right, upon not less than 30 days prior written notice to Tenant, to reasonably adjust the Expense Estimate from time to time during any Comparison Year.

(b) On or before May 1st of each Comparison Year, Landlord shall furnish to Tenant a Statement for the immediately preceding Comparison Year. If the Statement shows that the sums paid by Tenant under Section 7.3(a) exceeded the actual amount of Tenant’s Operating Payment for such Comparison Year, Landlord shall credit the amount of such excess against next subsequent payments of Rent due hereunder (or, if the Term has expired, Landlord shall pay such amount to Tenant, net of any sums then owed by Tenant to Landlord, within thirty (30) days after Tenant’s receipt of the Statement). If the Statement shows that the sums so paid by Tenant were less than Tenant’s Operating Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within thirty (30) days after delivery of the Statement to Tenant.

Section 7.4 Non-Waiver; Disputes. Landlord’s failure to render any Statement on a timely basis with respect to any Comparison Year shall not prejudice Landlord’s right to thereafter render a Statement with respect to such Comparison Year or any subsequent Comparison Year, nor shall the rendering of a Statement prejudice Landlord’s right to thereafter render a corrected Statement for that Comparison Year. Notwithstanding the foregoing, Tenant shall not be responsible for Taxes or Operating Expenses attributable to any Comparison Year which are first billed to Tenant more than one (1) calendar year after the expiration of the applicable Comparison Year, provided that in any event Tenant shall be responsible for Taxes and Operating Expenses levied by any Governmental Authority or by any public utility companies at any time following the expiration of the applicable Comparison Year which are attributable to such Comparison Year (provided that Landlord delivers to Tenant any such bill for such amounts within one (1) calendar year following Landlord’s receipt of the bill therefor).

Section 7.5 Proration. If the Commencement Date is not January 1, and provided that the Commencement Date does not occur in the Base Year, Tenant’s Tax Payment and Tenant’s Operating Payment for the Comparison Year in which the Commencement Date occurs shall be apportioned on the basis of the number of days in the year from the Commencement Date to the following December 31. If the Expiration Date occurs on a date other than December 31st, Tenant’s Tax Payment and Tenant’s Operating Payment for the Comparison Year in which such Expiration Date occurs shall be apportioned on the basis of the number of days in the period from January 1st to the Expiration Date. Upon the expiration or earlier termination of this Lease, any Additional Rent under this Article 7 shall be adjusted or paid within 30 days after submission of the Statement for the last Comparison Year. Landlord shall have the right, from time to time, to equitably allocate some or all of the Taxes and/or Operating Expenses for the Office Project among different portions or occupants of the Office Project (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of the Office Project and the retail space tenants of the Office Project. The Taxes and/or Operating Expenses allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the tenants within such Cost Pool in an equitable manner; provided, however, that the implementation of a separate Cost Pool for retail space tenants shall not result in a Cost Pool for office space tenants that includes more Operating Expenses and Taxes than such Cost Pool would otherwise have included had no Cost Pool for retail space tenants been implemented.

Section 7.6 Landlord’s Books and Records. Upon giving Landlord written notice (the “Audit Notice”) no later than one (1) year after receipt of a Statement by Tenant (or, with respect to other regularly recurring Additional Rent charges during the applicable Comparison Year, one (1) year after the expiration of such Comparison Year), Tenant shall have the right, not more than once in any Lease Year, to have a Tenant’s employee, Tenant’s counsel or an independent certified public accountant or lease auditing firm selected and paid for by Tenant on a non-contingency basis (the “Tenant Representative”), inspect Landlord’s records (“Landlord’s Records”) at Landlord’s offices within the Building (or such other location as may be mutually agreed upon by Landlord and Tenant), provided that (i) Tenant and the Tenant Representative shall execute a commercially reasonable confidentiality agreement regarding such inspection, and (ii) Tenant shall not be entitled to such inspection and audit set forth in this Section 7.6 unless no Event of Default exists under this Lease and Tenant has paid all Expense Estimate payments, all amounts required to be paid under the applicable year end Statement of Operating Expenses or Taxes and all Additional Rent then due and payable, as the case may be; provided further that Tenant’s “payment under protest” shall in no way be deemed a waiver of Tenant’s rights under this Section 7.6. Such access shall be provided at reasonable times (but during normal business hours) as soon as reasonably practicable, but no later than sixty (60) days, following Landlord’s receipt of the Audit Notice. Landlord shall use commercially reasonable efforts to cooperate with Tenant and/or the Tenant Representative, including by making Landlord’s personnel available, at Landlord’s sole cost and expense, as is reasonably necessary to assist Tenant and/or the Tenant Representative in connection with the inspection described in this Section 7.6, provided that Landlord may charge Tenant for telephone calls and copies at Landlord’s actual cost. Except as provided herein, Tenant’s failure to provide written notice to Landlord of its intent to inspect Landlord’s records hereunder (the “Inspection Notice”) within one (1) year of Tenant’s receipt of such Statement (or, with respect to other regularly recurring Additional Rent charges during the applicable Comparison Year, one (1) year after the expiration of such Comparison Year) or Tenant’s failure to complete, or cause to be completed, such inspection within ninety (90) days after the commencement thereof (the “Inspection Period”) shall be deemed to be Tenant’s approval of such Statement (or such other regularly recurring Additional Rent charges, if applicable), and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement, any of the Operating Expenses or Taxes for such Comparison Year and such other regularly recurring Additional Rent charges for such Comparison Year, as the case may be. Landlord shall provide Tenant with reasonable access to Landlord’s Records as provided in the first sentence of this Section 7.6 above, provided that Tenant shall be entitled to a day-for-day extension of the Inspection Period for each day Landlord fails to provide such access. Notwithstanding the foregoing, in the event that Tenant timely provides an Inspection Notice to Landlord, then Tenant shall proceed with reasonable diligence to perform such inspection as soon as is reasonably practicable. If, as a result of such inspection, Landlord agrees to credit an Overstated Amount (as defined below) against Rent (or Landlord agrees to pay the Overstated Amount to Tenant), then Landlord shall also reimburse Tenant within thirty (30) days after Tenant’s written demand for the internal or third-party cost of the Tenant Representative (which such cost shall not exceed $20,000.00). If, however, after such inspection, Landlord rejects the determination of the Tenant Representative, then a determination as to the proper amount shall be made, at Tenant’s expense (subject to any reimbursement required by this Section), by an independent and impartial certified public accountant (the “Accountant”) mutually agreed to and employed by both Tenant and Landlord, provided that such Accountant shall be a member of a nationally recognized accounting firm and shall not then be employed, nor during the two (2) year period prior to such appointment shall have been employed, by either Landlord or Tenant, or their respective affiliates. If the Accountant determines that Operating Expenses, Taxes or such other regularly recurring Additional Rent charges were overstated (the “Overstated Amount”) by more than three and one-half percent (3.5%), then the Tenant’s reasonable cost of the Accountant, the Tenant Representative and the reasonable cost of such determination shall be paid for by Landlord; otherwise, Tenant shall pay said amounts. Tenant may credit any Overstated Amount (or any Past Overstated Amount (as defined below), if applicable) against Rent next due under this Lease or if the Lease has expired, Landlord shall pay the Overstated Amount to Tenant within thirty (30) days after such determination. If the Accountant determines that Operating Expenses, Taxes or such other regularly recurring Additional Rent charges were understated (the “Understated Amount”), then Tenant shall be entirely responsible for the costs of the Tenant Representative and the reasonable costs of the Accountant and the determination shall be paid for by Tenant, and Tenant shall pay the Understated Amount to Landlord within thirty (30) days after such determination. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Operating Expenses, Taxes and other regularly recurring Additional Rent charges payable by Tenant shall be as set forth in this Section 7.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Operating Expenses, Taxes and other regularly recurring Additional Rent charges payable by Tenant. The rights to inspect Landlord’s books and records set forth in this Section 7.6 above are personal to Tenant (including any Affiliate Assignee), including any permitted assignee to whom Tenant’s interest in this Lease has been assigned in accordance with the terms of Article 13 below (a “Permitted Assignee”), and may only be exercised by Tenant or its Permitted Assignee (and not any other assignee, or any sublessee or other transferee of Tenant’s interest in this Lease).

Section 7.7 No Reduction in Rent. Notwithstanding anything to the contrary contained herein, in no event shall any decrease in Operating Expenses or Taxes in any Comparison Year below the Base Operating Expenses or Base Taxes, as the case may be, result in a reduction in the Fixed Rent or any component of Additional Rent payable hereunder.

ARTICLE 8

REQUIREMENTS OF LAW

Section 8.1 Compliance with Requirements.

(a) Tenant’s Compliance. Except to the extent otherwise specifically provided in this Lease, Tenant, at its expense, shall comply with all Requirements applicable to the Premises and/or Tenant’s use or occupancy thereof; provided, however, that Tenant shall not be obligated to comply with any Requirements requiring any repairs or alterations to the Base Building or Common Areas unless the application of such Requirements arises from (i) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinct from general office use, (ii) except as specifically provided to the contrary in Section 8.1(c) below, Alterations made by Tenant or any other tenant improvements located within the Premises (including the Tenant Improvements, but only to the extent such Tenant Improvements are not of a normal general office use nature), or (iii) a breach by Tenant of any provisions of this Lease. Any such repairs or alterations to the Base Building or Common Areas arising from the foregoing items (i), (ii) and/or (iii) shall be referred to herein as the “Tenant-Triggered Alterations”. Any and all Tenant-Triggered Alterations shall be made at Tenant’s expense (1) by Tenant in compliance with Article 5 if such repairs or alterations are not Base Building or Common Area related and do not affect any Building System, and to the extent such repairs or alterations do not affect areas outside the Premises, or (2) by Landlord if such repairs or alterations are structural or affect any Building System or Common Area, or to the extent such repairs or alterations affect areas outside the Premises. If Tenant obtains actual knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt notice thereof.

(b) Hazardous Materials. Tenant shall not cause or permit a Tenant Party to cause (i) any Hazardous Materials to be brought into the Project, (ii) the storage or use of Hazardous Materials in or about the Premises, the Building or the Project (subject to the second grammatical sentence of this Section 8.1(b)), or (iii) the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Project. Nothing herein shall be deemed to prevent Tenant’s use of any Hazardous Materials customarily used in the ordinary course of office work or in the construction of leasehold improvements or alterations (but only during the period of Tenant’s performance of such improvements or alterations), provided that in either case such use is in accordance with all Requirements. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from the presence of Hazardous Materials in the Project which is caused by Tenant or a Tenant Party. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials at the Project, and/or any claims made in connection therewith. Landlord or its agents may perform environmental inspections of the Premises at any time subject to the provisions of Section 14.1 below. Landlord covenants that during the Term, Landlord shall comply with all Requirements relating to Hazardous Materials in accordance with, and as required by, the terms of Article 8 of this Lease. Except as otherwise specifically provided in this Lease, no Tenant or Tenant Party shall bring or keep, or permit to be brought or kept, any foul, noxious, flammable, combustible, or explosive substance of any kind in, on or about such Tenant’s Premises or any other portion of the Building or the Common Areas.

(c) Landlord’s Compliance. Landlord shall comply with (or cause to be complied with) all Requirements applicable to the Common Areas, Base Building and the Office Project which are not the obligation of Tenant, to the extent that non-compliance would (i) prohibit Tenant from obtaining a building permit or obtaining or maintaining a certificate of occupancy for the Premises, (ii) adversely affect the safety of Tenant’s employees or create a health hazard for Tenant’s employees, (iii) materially impair Tenant’s use and occupancy of the Premises for the Permitted Uses, (iv) materially decrease the level of any Building service from the level required of Landlord in this Lease, or (v) materially impair Tenant’s use of and access to the Parking Facility, as provided in this Lease, or Tenant’s exercise of any of its rights under this Lease. All costs incurred by Landlord in connection with this Section 8.1(c) shall be included in Operating Expenses to the extent permitted under Section 7.1 of this Lease. Notwithstanding any provision to the contrary contained in this Lease, Landlord shall perform or cause to be performed, at its sole cost and expense (and not as an Operating Expense), any alterations or improvements to the Common Areas and the Base Building to the extent required by a Governmental Authority because such Common Areas and/or Base Building are not or were not then in compliance with applicable Requirements as of the Effective Date.

(d) Landlord’s Insurance. Tenant shall not knowingly cause or permit a Tenant Party to cause any action or condition that would (i) invalidate or conflict with Landlord’s insurance policies or be inconsistent with the written recommendations of any of the issuers of such policies, (ii) violate applicable rules, regulations and guidelines of the Fire Department, Fire Insurance Rating Organization or any other authority having jurisdiction over the Project, (iii) cause an increase in the premiums of insurance for the Project over that payable with respect to Comparable Buildings, or (iv) result in any applicable insurance companies’ refusing to insure the Project or any property therein in amounts and against risks as reasonably determined by Landlord. If insurance premiums increase as a result of Tenant’s failure to comply with the provisions of this Section 8.1, Tenant shall promptly cure such failure and shall reimburse Landlord for the increased insurance premiums paid by Landlord as a result of such failure by Tenant.

Section 8.2 Fire and Life Safety. If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord’s insurers requires or recommends any modifications and/or alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire alarm and life-safety system serving the Building by reason of the specific manner and/or nature of Tenant’s use or occupancy of the Premises, as distinct from general office use, any improvements in the Premises (including the Tenant Improvements and any Alterations performed by Tenant or the location of the partitions, Tenant’s Property, or other contents of the Premises, Landlord (to the extent outside of the Premises) or Tenant (to the extent within the Premises) shall make such modifications and/or Alterations, and supply such additional equipment, in either case at Tenant’s expense.

Section 8.3 Required Disclosures Related to Accessibility Standards. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a person certified as a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, the Building and/or the Project to the extent permitted by applicable Requirements now or hereafter in effect; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to applicable Requirements now or hereafter in effect, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord within thirty (30) days after the Commencement Date; (B) any CASp inspection timely requested by Tenant shall be conducted (1) between the hours of 9:00 a.m. and 5:00 p.m. on any Business Day, (2) only after ten (10) days’ prior written notice to Landlord of the date of such CASp inspection, (3) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, the Building or the Project in any way, (4) in accordance with all of the provisions of this Lease applicable to Tenant contracts for construction, and (5) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports and/or certificates prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) Landlord shall be an express third party beneficiary of Tenant’s contract with the CASp, and any CASp Reports shall be addressed to both Landlord and Tenant; (D) Tenant shall deliver a copy of any CASp Reports to Landlord within two (2) Business Days after Tenant’s receipt thereof; (E) any information generated by the CASp inspection and/or contained in the CASp Reports shall not be disclosed by Tenant to anyone other than (I) contractors, subcontractors and/or consultants of Tenant, in each instance who have a need to know such information and who agree in writing not to further disclose such information, or (II) any governmental entity, agency or other person, in each instance to whom disclosure is required by applicable Requirements or by regulatory or judicial process; (F) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards, including, without limitation, any violations disclosed by such CASp inspection; and (G) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and/or the Project located outside the Premises then Tenant shall be responsible for performing any such improvements, alterations, modifications and/or repairs as and to the extent required by applicable Requirements to the extent provided Section 8.1(a) of this Lease and Landlord shall be responsible for performing any such improvements, alterations, modifications and/or repairs as and to the extent required by applicable Requirements to the extent provided in Section 8.1(c) of this Lease.

ARTICLE 9

SUBORDINATION

Section 9.1 In General. This Lease shall be subject and subordinate to all Mortgages and Superior Leases, unless any Mortgagee or Lessor of any such Mortgages and/or Superior Leases, as applicable, require in writing that this Lease be superior thereto. Notwithstanding the foregoing, concurrently with Landlord’s execution and delivery of this Lease to Tenant, Landlord shall obtain for Tenant an SNDA (as hereinafter defined) from Landlord’s existing Mortgagee. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any Mortgage or deed in lieu thereof (or if any Superior Lease is terminated), to attorn to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the Lessor), if so requested to do so by such purchaser or lienholder or Lessor, and to recognize such purchaser or lienholder or Lessor as the landlord under this Lease. If a Mortgage or Superior Lease is created following the execution of this Lease, then Landlord will use commercially reasonable efforts to cause the Mortgagee under such Mortgage or the Lessor under such Superior Lease, as the case may be, to execute an SNDA in favor of Tenant, and the execution and delivery of such SNDA by such Mortgagee or Lessor shall be a condition precedent to the subordination of this Lease to the lien of such Mortgage or Superior Lease. Within ten (10) days of request from Landlord or a Mortgagee or Lessor, Tenant shall execute an SNDA. As used herein, “SNDA” shall mean a commercially reasonable subordination, non-disturbance and attornment agreement in favor of Tenant in the standard form customarily employed by the Mortgagee or Lessor (i) evidencing such attornment, (ii) setting forth the terms and conditions of Tenant’s tenancy, (iii) providing Tenant’s tenancy will not be disturbed in the absence of a default hereunder by Tenant which is not cured within applicable periods of notice and cure hereunder, and (iv) containing such other commercially reasonable terms and conditions as may be required by such Mortgagee or Lessor, provided such terms and conditions do not increase the Rent, materially increase Tenant’s other obligations or materially and adversely affect Tenant’s rights under this Lease. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 10

SERVICES

Section 10.1 Electricity. Subject to any Requirements or any public utility rules or regulations governing energy consumption, Landlord shall furnish or cause to be furnished electric current to the Premises for Tenant’s use in accordance with the Design Standards; provided, however, that if it is determined by the use of a Meter (defined below) that Tenant’s electrical usage exceeds an average of 5.0 watts demand load per usable square foot of the Premises (for convenience receptacles) and/or 1.5 watts demand load per usable square foot of the Premises (for lighting) during Ordinary Business Hours, calculated on an annualized basis (“Excess Electrical Usage”), then Landlord shall have the right to charge Tenant an amount equal to the cost of Tenant’s Excess Electrical Usage. Landlord shall have the further right to install, at Landlord’s cost, an electric current meter, sub-meter or check meter in the Premises (a “Meter”) to measure the amount of electric current consumed in the Premises. Tenant shall pay to Landlord, from time to time, but no more frequently than monthly, for its Excess Electrical Usage at the Premises, plus Landlord’s charge equal to five percent (5%) of Tenant’s Excess Electrical Usage for Landlord’s costs of maintaining, repairing and reading such Meter. The rate to be paid by Tenant for submetered electricity shall include any taxes or charges by the utility service provider in connection therewith. The replacement of lamps, starters and ballasts for Building standard lighting fixtures within the Premises shall be provided by Landlord and the cost thereof included in Operating Expenses. Tenant shall bear the cost of replacement of lamps, starters and ballasts for any non-Building standard lighting fixtures within the Premises.

Section 10.2 Excess Electricity. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building and, if applicable, the terms of Article 5 of this Lease if any contemplated installations constitute Alterations, subject to (and without diminishing) Tenant’s rights pursuant to Section 10.1. Tenant shall not use any electrical equipment which exceeds the capacity of the electrical equipment serving the Premises as set forth in Exhibit D. If Tenant’s electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, “Electrical Equipment”), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant’s need for excess electricity and requests that additional Electrical Equipment be installed, Landlord shall, at Tenant’s expense, install such additional Electrical Equipment, provided that Landlord, in its sole judgment, determines that (a) such installation is practicable and necessary, (b) such additional Electrical Equipment is permissible under applicable Requirements, and (c) the installation of such Electrical Equipment will not cause permanent damage to the Building or the Premises, cause or create a hazardous condition, entail excessive or unreasonable alterations, interfere with or limit electrical usage by other tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the utility company serving the Building. Any reasonable third-party costs incurred by Landlord in connection therewith shall be paid by Tenant within thirty (30) days after the rendition of a bill therefor.

Section 10.3 Elevators. Landlord shall provide passenger elevator service to the Premises 24 hours per day, 7 days per week; provided, however, Landlord may limit passenger elevator service during times other than Ordinary Business Hours so long as at least one passenger elevator services the floors on which the Premises are located during said period. Landlord shall provide at least one freight elevator serving the Premises, available upon Tenant’s prior request, on a non-exclusive “first come, first serve” basis with other Office Project tenants, on all Business Days from 7:00 a.m. to 6:00 p.m. and on Saturdays from 9:00 a.m. to 1:00 p.m., which hours of operation are subject to change.

Section 10.4 Heating, Ventilation and Air Conditioning. Landlord shall furnish to the Premises heating, ventilation and air-conditioning (“HVAC”) adequate for normal comfort for normal general office use and consistent with such levels provided to Comparable Buildings, and otherwise in accordance with the Design Standards set forth in Exhibit D during Ordinary Business Hours and on Saturdays from 9:00 a.m. to 1:00 p.m., which hours of operation are subject to change; provided, however, that to the extent Tenant desires that Landlord furnish the Premises with HVAC during such hours on Saturdays, then Tenant shall notify Landlord using the same method as designated by Landlord for the providing of HVAC during Overtime Periods (provided that Landlord’s providing of HVAC during such hours on Saturdays shall not be an Overtime Period and Tenant shall not be separately charged for such HVAC usage). Subject to Article 14 and Section 26.25 of this Lease, Landlord shall have access to all air-cooling, fan, ventilating and machine rooms and electrical closets and all other mechanical installations of Landlord (collectively, “Mechanical Installations”), and Tenant shall not construct partitions or other obstructions which may interfere with Landlord’s access thereto or the moving of Landlord’s equipment to and from the Mechanical Installations. No Tenant Party shall at any time enter the Mechanical Installations or tamper with, adjust, or otherwise affect such Mechanical Installations. Landlord shall not be responsible if the HVAC System fails to provide cooled or heated air, as the case may be, within the interior of the Premises in accordance with the Design Standards by reason of (i) any equipment installed by, for or on behalf of Tenant, which has an electrical load in excess of the average electrical load and human occupancy factors for the HVAC System as designed, or (ii) any rearrangement of partitioning or other Alterations made or performed by, for or on behalf of Tenant. Excluding the Building Standard Mecho Shade Window Coverings (as defined in Schedule 1 to Exhibit C) to be installed by Landlord pursuant to the Tenant Work Letter, Tenant shall install, if missing, blinds or shades on all windows, which blinds and shades shall be subject to Landlord’s approval, and shall keep operable windows in the Premises closed. Tenant agrees that, notwithstanding the proper operation of the HVAC System, Tenant’s failure to replace missing blinds, keep operable windows closed, and, depending on the position of the sun during daylight hours, lower or close the blinds may affect the HVAC System’s ability to meet the Design Standards, and in such event, Landlord shall not be responsible for the HVAC System’s failure to meet the Design Standards. Tenant shall cooperate with Landlord and shall abide by the Rules and Regulations relating to the proper functioning and protection of the HVAC System.

Section 10.5 Overtime Freight Elevators and HVAC. The Fixed Rent does not include any charge to Tenant for the furnishing of any freight elevator service or HVAC to the Premises during any periods other than as set forth in Section 10.3 and Section 10.4 (“Overtime Periods”). If Tenant desires any freight elevator service during Overtime Periods, Tenant shall deliver written notice to the Building office requesting such services at least 24 hours prior to the time Tenant requests such services to be provided; provided, however, that Landlord shall use reasonable efforts to arrange such service on such shorter notice as Tenant shall provide. HVAC service during Overtime Periods can be activated, at Tenant’s election, by means of an automated system utilized by Landlord from time to time (which system currently provides activation through the phone or internet). If Landlord furnishes freight elevator service during Overtime Periods, Tenant shall pay to Landlord the cost thereof at the then established rates for such services in the Office Project. If Landlord furnishes HVAC service during Overtime Periods in excess of six hundred twenty-four (624) hours per annum, then Tenant shall pay to Landlord the actual cost thereof, including the cost of the increased wear and tear on existing equipment caused by such excess consumption and a reasonable administrative fee (the current rate for such after-hours HVAC service, including the wear and tear costs and administrative fee, is One Hundred Seven and 18/100 Dollars ($107.18) per hour per floor. For the avoidance of doubt, the parties hereby agree that Tenant will be entitled to 624 hours per annum of HVAC service during Overtime Periods at no additional cost or expense to Tenant and that each of such 624 hours may be used for HVAC service on any or all of the floors comprising the Premises (e.g., Tenant’s request for one hour of HVAC service for the sixteenth (16th) floor only would count as one of the 624 hours, and Tenant’s request for one hour of HVAC service for the entire Premises would also count as one of the 624 hours).

Section 10.6 Cleaning. Landlord shall cause the Premises (including any break rooms, break room and kitchen floors, and shipping or mail rooms, but excluding any appliances and counters used for the storage, preparation or service of food or beverages, and excluding any portions thereof used as an exhibition area or classroom, for storage, as a shipping room, mail room or similar purposes, for private bathrooms, showers or exercise facilities, as a trading floor, or primarily for operation of computer, data processing, reproduction, duplicating or similar equipment and any “Secured Areas”, as defined in Section 14.1(b) below) to be cleaned, substantially in accordance with the standards set forth in Exhibit E. Upon prior reasonable notice to Landlord, any areas of the Premises which Landlord is not required to clean hereunder or which require additional or above-standard cleaning shall be cleaned, at Tenant’s expense, by Landlord’s cleaning contractor, at rates which shall be competitive with rates of other cleaning contractors providing comparable services to Comparable Buildings. Landlord’s cleaningcontractor and its employees shall have access to the Premises at all times except during Ordinary Business Hours on Business Days which are not Observed Holidays, at the request of Tenant or in connection with any emergency.

Section 10.7 Water. Landlord shall provide water in the core lavatories and, provided Tenant constructs the piping and other infrastructure necessary to deliver any water to any Alteration (excluding the initial Tenant Improvements), to such Alterations on each floor of the Office Project. If Tenant requires water for any additional purposes, Tenant shall pay for the cost of bringing water to the Premises and Landlord may install a meter to measure the water. Tenant shall pay the cost of such installation, and for all maintenance, repairs and replacements thereto, and for the reasonable charges of Landlord for the water consumed.

Section 10.8 Refuse Removal. Landlord shall provide refuse removal services at the Office Project for ordinary office refuse and rubbish. Tenant shall pay to Landlord, within thirty (30) days after delivery of an invoice therefor, Landlord’s reasonable charge for such removal to the extent that the refuse generated by Tenant exceeds the refuse customarily generated by general office tenants. Tenant shall not dispose of any refuse in the Common Areas, and if Tenant does so, Tenant shall be liable for Landlord’s reasonable charge for such removal.

Section 10.9 Signage.

(a) Directory. If and so long as the lobby contains a computerized directory wherein the Building’s tenants shall be listed, Tenant shall be entitled to a proportionate share of such listings, based on the rentable square footage of the Premises. From time to time (but not more frequently than monthly), Landlord shall update the directory to reflect such changes in the listings therein as Tenant shall request. Tenant acknowledges and agrees that Landlord shall have the right to remove any such directory from the Office Project Lobby at any time.

(b) Identification Signage. Tenant shall, at Tenant’s sole cost and expense, be entitled to install and maintain identification signage for the designation of Tenant’s entity name in the elevator lobby of the floors on which the Premises are located and at the entrance to the Premises or any multi-tenant floor (collectively, “Tenant’s Signage”). The location, quality, design, style, lighting and size of Tenant’s Signage shall be consistent with Landlord’s then-current Building standard signage program and all applicable Requirements.

Section 10.10 Telecommunications. If Tenant requests that Landlord grant access to the Building to a telecommunications service provider designated by Tenant for purposes of providing telecommunications services to Tenant, Landlord shall use its good faith efforts to respond to such request within 30 days. Tenant acknowledges that nothing set forth in this Section 10.10 shall impose any affirmative obligation on Landlord to grant such request and that Landlord, in its sole discretion, shall have the right to determine which telecommunications service providers shall have access to Building facilities.

Section 10.11 Risers/Conduit. Subject to Landlord’s rules, regulations, and restrictions and the terms of this Lease and applicable Requirements, Landlord shall permit Tenant, at no additional charge to Tenant, to utilize Tenant’s Share of the existing Building risers, raceways, and shafts available for use by the tenants and occupants of the Building to the extentthere is available space in the Building risers, raceways, and/or shafts for Tenant’s use, which availability shall be determined by Landlord in Landlord’s reasonable discretion, and (ii) Tenant’s requirements are consistent with the requirements of a typical general office user. Tenant may only use Landlord’s riser management vendor for the Building to provide services to Tenant through the use of the Building risers, raceways, and shafts. Landlord shall have the right to dictate the routing of all cabling and conduit in the Property.

Section 10.12 Service Interruptions. Landlord reserves the right to suspend any service when necessary, by reason of Unavoidable Delays, accidents or emergencies, or for any Work of Improvement (subject to Section 6.3 above) which, in Landlord’s reasonable judgment, is necessary or appropriate, until such Unavoidable Delay, accident or emergency shall cease or such Work of Improvement is completed and Landlord shall not be liable for any interruption, curtailment or failure to supply services except as otherwise provided in Section 26.25 below. Landlord shall use reasonable efforts consistent with the landlords of the Comparable Buildings to minimize interference with Tenant’s use and occupancy of the Premises as a result of any such interruption, curtailment or failure of or defect in such service, or change in the supply, character and/or quantity of, electrical service, and to restore any such services, remedy such situation and minimize any interference with Tenant’s business. The exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Rent (except as otherwise provided in Section 26.25 below), relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or any Indemnified Party by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise. Subject toSection 26.25 below, Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of, electric service furnished to the Premises for any reason except if attributable to the gross negligence or willful misconduct of Landlord.

Section 10.13 Supplemental HVAC. The installation of any supplemental HVAC system in or exclusively serving the Premises for the purpose of providing supplemental air-conditioning to the Premises (the “Supplemental HVAC System”) shall be governed by the terms of Article 5 of this Lease and this Section 10.13, and, if approved by Landlord pursuant to the terms of Article 5 of this Lease and this Section 10.13, shall be performed by Tenant at its sole cost and expense. All aspects of the Supplemental HVAC System (including, but not limited to, the cooling capacity thereof and the plans and specifications therefor) shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, except as provided hereinbelow. Notwithstanding the foregoing, Landlord may withhold its approval of the Supplemental HVAC System in Landlord’s sole and absolute discretion in the event that (a) the Supplemental HVAC System requires the use of the Building’s condenser water (as opposed to a separate split system or package unit); (b) the structural aspects of the Building, the Building Systems, the exterior appearance of the Building and/or the certificate of occupancy issued for the Building or the Premises would be affected by the installation of the Supplemental HVAC System; and/or (c) the installation of the Supplemental HVAC System would (i) interfere with the occupancy of other tenants or occupants of the Building, cause Landlord to be in breach or default under any other tenant’s lease, (iii) interfere with, or increase the cost of. Landlord’s maintenance or operation of the Building, and/or (iv) violate any applicable Requirements. Tenant shall be permitted, at Tenant’s sole cost and expense, to access 277/480 volts of electricity (subject to availability) from the existing bus duct riser in connection with any approved Supplemental HVAC System. In addition, if approved by Landlord in its sole and absolute discretion, Tenant may be permitted, at Tenant’s sole cost and expense, to use the Building’s condenser water; subject to limitations on such use established by Landlord; provided, however, delivery of condenser water shall be limited by rise size and the stub out to each floor of the Building. In connection with the foregoing, Landlord may, at Tenant’s sole cost and expense, separately meter the electricity and/or condenser water utilized by the Supplemental HVAC System, and, in any event, Tenant shall reimburse Landlord for the cost as reasonably determined by Landlord of all electricity and/or condenser water utilized by the Supplemental HVAC System. Notwithstanding any provision to the contrary contained in this Lease, at Landlord’s election prior to the expiration or earlier termination of this Lease, Tenant shall surrender the Supplemental HVAC System to Landlord with the Premises upon the expiration or earlier termination of this Lease, and Tenant shall thereafter have no further rights with respect thereto. In the event that Landlord fails to elect to have the Supplemental HVAC System surrendered to it upon the expiration or earlier termination of this Lease, then Tenant shall remove the Supplemental HVAC System prior to the expiration or earlier termination of this Lease, and repair all damage to the Building resulting from such removal, at Tenant’s sole cost and expense. If Tenant fails to timely perform such removal and/or repair work, then Landlord may (but shall not be obligated to) perform such work at Tenant’s sole cost and expense. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation, repair, replacement, and removal (subject to the foregoing terms of this Section 10.13), of the Supplemental HVAC System. In no event shall the Supplemental HVAC System be permitted to interfere with Landlord’s operation of the Building. Any reimbursements owing by Tenant to Landlord pursuant to this Section 10.13 shall be payable by Tenant within thirty (30) days of Tenant’s receipt of an invoice therefor.

Section 10.14 Tenant’s Security System. Subject to the terms of this Section 10.14 below, Tenant may, at its own expense, as a part of the Tenant Improvements in accordance with the Work Letter or as Alterations pursuant to Article 5 above, install its own security system (“Tenant’s Security System”) in the Premises; provided, however, that in the event Tenant’s Security System ties into the Building security system, Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System is compatible with the Building security system and the systems and equipment of the Building. At Tenant’s election, Tenant’s Security System may or may not tie into the Building security system or the systems and equipment of the Building, but in any event, Tenant shall provide to Landlord the plans and specifications for Tenant’s Security System at least ten (10) Business Days prior to the installation of the same, irrespective of whether such Tenant’s Security System ties into the Building security system or the systems and equipment of the Building. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring and operation of Tenant’s Security System, provided that, notwithstanding the foregoing, Tenant may install any security system it desires that does not require linkage with the Building security system and which does not affect the Building security system and which does not (i) create (a) an adverse effect on the structural integrity of the Building, (b) a non-compliance with any applicable Requirements or Code, (c) an adverse effect on the systems and equipment of the Building, (d) an effect on the exterior appearance of the Building, or (e) unreasonable interference with the normal and customary office operations of any other tenant in the Building, or (ii) affect Landlord’s ability to operate the Building (such a permitted, qualifying Tenant’s Security System is referred to herein as a “Pre-Approved Tenant’s Security System”). Landlord’s consent shall not be required for a Pre-Approved Tenant’s Security System, provided that Tenant has notified Landlord of the same in writing (with a copy of the plans and specifications of the Pre-Approved Tenant’s Security System) at least ten (10) Business Days prior to the installation of the same. Any other type of Tenant’s Security System shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld conditioned or delayed (provided, however, that it shall be deemed reasonable for Landlord to withhold its consent to any Tenant’s Security System that does not satisfy any of the foregoing conditions set forth in (i) and (ii) above). Tenant shall provide Landlord with any information reasonably required regarding Tenant’s Security System in the event access to the Premises is necessary in an emergency. Tenant shall have the right to refuse admission of persons to the Premises, except for Landlord’s representatives, agents, employees and contractors in the event of an emergency or pursuant to Landlord’s right of entry set forth in this Lease. Notwithstanding any provision to the contrary set forth in this Lease, Tenant shall not be required to remove Tenant’s Security System at the expiration or earlier termination of this Lease.

ARTICLE 11

INSURANCE; PROPERTY LOSS OR DAMAGE

Section 11.1 Tenant’s Insurance. (a) Prior to the date Landlord delivers possession of the Premises to Tenant for the construction of the initial improvements pursuant to the Work Letter attached hereto as Exhibit C, and continuing thereafter throughout the Term, Tenant, at its expense, shall obtain and maintain in full force and effect the following insurance policies throughout the Term:

(i) Commercial General Liability (CGL) Insurance on an occurrence basis covering liability arising from Tenant Parties with regard to the Premises operations, independent contractors, product-completed operations, personal injury, advertising injury, bodily injury, death and/or property damage occurring in or about the Building, under which Tenant is insured and Landlord, Landlord’s Agent and any Lessors and any Mortgagees whose names have been furnished to Tenant are named as additional insureds (the “Insured Parties”). Such insurance shall provide primary coverage without contribution from any other insurance or self-insurance carried by or for the benefit of the Insured Parties, and such insurance shall include blanket broad-form contractual liability coverage. The minimum limits of liability applyingexclusively to the Premises shall be a combined single limit with respect to each occurrence in an amount of not less than Five Million and No/100 Dollars ($5,000,000.00). If CGL contains a general aggregate limit, it shall apply separately to this location. Landlord shall retain the right to require Tenant to increase such coverage from time to time to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by landlords for similar office space in Comparable Buildings. There shall be no deductible of $25,000.00 or more, and there shall be no self-insurance, in each instance, without the prior written consent of Landlord;

(ii) All-Risk Commercial Property Insurance (Including Sprinkler Leakage Coverage and Earthquake Sprinkler Leakage Coverage) insuring Tenant’s Property (as defined in Exhibit B) and the Tenant-Insured Improvements (as defined in Exhibit B), for the full replacement cost thereof, having a deductible amount, if any, not in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) without the prior written consent of Landlord. Earthquake Sprinkler Leakage coverage insuring Tenant’s Property and the Tenant-Insured Improvements with a limit as close to the full replacement cost of such property covered as is reasonably available shall be provided. The Insured Parties shall be included as loss payee(s) with respect to the Tenant-Insured Improvements;

(iii) Builder’s Risk during the performance of any Alteration, until completion thereof, on an “All Risk” basis, including a permission to complete and occupy endorsement and coverage of any flood and water damage for full replacement cost covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Premises, or evidence of such coverage under the property insurance policies set forth in (ii) above. The insurance under this paragraph may be carried by Tenant or Tenant’s contractor performing the applicable work. The Insured Parties shall be named as additional insureds;

(iv) Workers’ Compensation Benefits Insurance and Employer’s Liability Insurance, with Worker’s Compensation Benefits Insurance as required by law and Employer’s Liability Insurance with a limit not less than One Million and No/100 Dollars ($1,000,000.00) each accident for bodily injury by accident and One Million and No/100 Dollars ($1,000,000.00) each employee for bodily injury by disease. A deductible or self-insured retention for such policy shall not exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00) without the prior written consent of Landlord;

(v) Business Interruption Insurance covering a minimum of one year of anticipated gross Rent;

(vi) Commercial Automobile Liability Insurance (if the Tenant is operating a fleet out of the leased Premises) covering any auto including owned, hired, and non-owned autos with a combined single limit with respect to each occurrence in an amount of not less than One Million and No/100 Dollars ($1,000,000.00). The Commercial auto policy shall include contractual liability coverage. The Insured Parties shall be named as additional insureds; and

(vii) such other insurance in such amounts as the Insured Parties may reasonably require from time to time, but in no event shall such increased amounts of insurance or such other types of insurance be in excess of that required by landlords of the Comparable Buildings for tenants comparable in size to Tenant.

(b) All insurance required to be carried by Tenant shall contain a provision that the Insured Parties receive thirty (30) days’ (or, in the event of termination for non-payment of premium, ten (10) days’) prior written notice in advance of any termination or material change to the policies that would affect the interest of any of the Insured Parties (provided that if the applicable insurer does not allow for such notices under its policy, Tenant shall provide such notice of termination or material change to Landlord within the foregoing time periods) and shall be effected under valid and enforceable policies issued by reputable insurers authorized to do business in the State of California and rated in AM Best’s Insurance Guide, or any successor thereto as having an AM Best’s Rating of “A-” or better and a Financial Size Category of at least “IX” or better, or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.

(c) On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate certificates of insurance that evidence insurance required to be covered by this Article 11, the waivers of subrogation required by Section 11.2 below, the Insured Parties are named as additional insureds/loss payees as required pursuant to this Article 11, and the commercial general liability is primary, non-contributory, and not excess of any other valid and collectible insurance. Evidence of each renewal or replacement policies shall be delivered by Tenant to Landlord at least ten (10) days after the expiration of the policies.

(d) By requiring insurance herein, Landlord does not represent that coverage and limits will necessarily be adequate to protect Tenant, and such coverage and limits shall not be deemed a limitation on or transfer of Tenant’s liability under the indemnities granted to Landlord in this contract.

(e) All rights that inure to the benefit of the Landlord shall not be prejudiced by the expiration of the Lease.

(f) Tenant may satisfy the limits of liability required herein with a combination of umbrella and/or excess policies of insurance where applicable, provided that such policies comply with all of the provisions hereof (including, without limitation, with respect to scope of coverage and naming of the Insured Parties as additional insureds).

(g) Landlord shall maintain “All Risk” Property Insurance on the Building at replacement cost value as reasonably estimated by Landlord and commercial general liability insurance together with such other insurance coverage as landlord, in its reasonable judgment, may elect to maintain.

Section 11.2 Waiver of Subrogation. Landlord and Tenant shall have no liability to one another, or to any insurer, by way of subrogation or otherwise, on account of any loss or damage to their respective property, the Premises or its contents or the Building, regardless of whether such loss or damage is caused by the negligence of Landlord or Tenant, arising out of any of the perils or casualties that is or could be insured against under a so-called “special-perils” form or “special causes of loss” property insurance policy, or under a so-called “contents” insurance policy, or by any of the property insurance policies carried, or required to be carried, by the waiving party pursuant to this Lease. In addition, Landlord and Tenant shall have no liability to one another for any deductible amount carried under any policy, except with respect to Tenant’s reimbursement of deductible amounts to Landlord as a part of Operating Expenses in accordance with Article 7 above. The insurance policies obtained by Landlord and Tenant pursuant to this Lease, shall permit waivers of subrogation which the insurer may otherwise have against the non-insuring party. In the event the policy or policies do not include blanket waiver of subrogation prior to loss, either Landlord or Tenant shall, at the request of the other party, arrange and deliver to the requesting party a waiver of subrogation endorsement in such form and content as may reasonably be required by the requesting party or its insurer. Tenant acknowledges that Landlord shall not carry insurance on, and shall not (except to the extent expressly provided for in Section 11.3 below) be responsible for, (i) damage to any Tenant-Insured Improvements, (ii) Tenant’s Property or Tenant’s telecommunications and data cabling or wiring, and (iii) any loss suffered by Tenant due to interruption of Tenant’s business.

Section 11.3 Restoration. (a) If the Premises are damaged by fire or other casualty (a “Casualty”), or if the Building is damaged by a Casualty such that Tenant is deprived of reasonable access to or use of the Premises for the Permitted Uses, the damage shall be repaired by Landlord, to substantially the condition of the Premises or the Building, as the case may be, immediately prior to the Casualty, but Landlord shall have no obligation to repair or restore (i) Tenant’s Property or Tenant’s telecommunications and data cabling or wiring, or (ii) any Above Building Standard Installations. With respect to the restoration of the Building or the Premises, as the case may be, required to be performed by Landlord under this Section 11.3, until the restoration of the Building and Premises, as the case may be, is Substantially Completed or would have been Substantially Completed but for Tenant Delay, Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment shall be reduced and abated in the proportion by which the rentable area of the part of the Premises which is not usable (or accessible) and is not used by Tenant bears to the total rentable area of the Premises.

(b) If this Lease does not terminate pursuant to Sections 11.4 or 11.5 below or for any other reason, Tenant shall, at its sole cost and expense (regardless of the availability or sufficiency of insurance proceeds), repair any injury or damage to the Above Building Standard Installations and shall return such Above Building Standard Installations to their original condition. Such work shall be deemed Alterations subject to the terms of Article 5 above. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such Casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, until the restoration of the Above Building Standard Installations is Substantially Completed or would have been Substantially Completed assuming Tenant used reasonable due diligence in connection therewith, Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment shall be reduced and abated in the proportion by which the rentable area of the part of the Premises which is not usable (or accessible) and is not used by Tenant bears to the total rentable area of the Premises.

Section 11.4 Landlord’s Termination Right. Notwithstanding anything to the contrary contained in Section 11.3, (a) if the Premises are damaged or are rendered wholly untenantable, (b) if the Building shall be so damaged that, in the reasonable opinion of Landlord’s contractor or architect, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises are damaged or rendered untenantable) and such work cannot reasonably be completed within two hundred seventy (270) days after the date of the Casualty (with such work being completed without payment of overtime charges or other premiums), (c) if any Mortgagee shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt or any Lessor shall terminate the Superior Lease, as the case may be, or (d) if the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies (provided such lack of coverage is not due to the act or omission of Landlord), then in any of such events, Landlord may, not later than sixty (60) days following the date of the Casualty, terminate this Lease by delivering written notice thereof to Tenant; provided, however, that Landlord may not terminate this Lease unless Landlord similarly terminates the leases of all other tenants in the

Building similarly affected by such Casualty and that all such leases so affected by such Casualty (including this Lease) in the aggregate include at least fifty percent (50%) of the rentable area of the Building. If this Lease is so terminated, (a) the Term shall expire upon the thirtieth (30th) day after such notice is given, (b) Tenant shall vacate the Premises and surrender the same to Landlord, (c) Tenant’s liability for Rent shall cease as of the date of the Casualty, and (d) any prepaid Rent for any period after the date of the Casualty shall be refunded by Landlord to Tenant. For purposes of this Section 11.4 and Sections 11.5 and 11.6 below, the Premises shall be deemed “wholly untenantable” if the Tenant shall be precluded from using more than fifty percent (50%) of the Premises for the conduct of its business and Tenant’s inability to so use the Premises is reasonably expected to continue for more than ninety (90) days.

Section 11.5 Tenant’s Termination Right. If the Premises are damaged and are thereby rendered wholly untenantable by a Casualty, or if the Building shall be so damaged by a Casualty that Tenant is deprived of reasonable access to or use of the Premises for the Permitted Uses, and if Landlord does not elect to terminate this Lease in accordance with Section 11.4 above, Landlord shall, within sixty (60) days following the date of the Casualty, cause a contractor or architect selected by Landlord to give written notice (the “Restoration Notice”) to Tenant of the date by which such contractor or architect reasonably estimates the restoration of the Premises shall be Substantially Completed (with such work being completed without payment of overtime charges or other premiums). If such date, as set forth in the Restoration Notice, is more than two hundred seventy (270) days from the date of such Casualty, then Tenant shall have the right to terminate this Lease by giving written notice thereof (the “Termination Notice”) to Landlord not later than thirty (30) days following delivery of the Restoration Notice to Tenant. If Tenant delivers a Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice, in the manner set forth in the second sentence of Section 11.4. At anytime, from time to time, after the date occurring forty-five (45) days after the Casualty, Tenant may request that Landlord deliver a Restoration Notice to Tenant and Landlord shall respond to such request as soon as is reasonably practicable, but no later than sixty (60) days following the Casualty. Furthermore, if neither Landlord nor Tenant have terminated this Lease, and the repairs required to be performed by Landlord under Section 11.3 above are not Substantially Completed by the date (the “Damage Repair Completion Date”) that is the later of (i) the expiration of the estimated restoration period set forth in the Restoration Notice and (ii) one (1) year following the commencement of such repairs, Tenant shall have the right to terminate this Lease during the first five (5) Business Days of each calendar month following the Damage Repair Completion Date until such time as the repairs are Substantially Complete, by written notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than thirty (30) days, and not more than six (6) months, following the end of such month. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) Business Days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be Substantially Completed within thirty (30) days after the Damage Termination Date. If repairs shall be Substantially Completed prior to the expiration of such thirty (30) day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be Substantially Completed within such thirty (30) day period, then this Lease shall terminate upon the expiration of such thirty (30) day period.

Section 11.6 Final 12 Months. Notwithstanding anything to the contrary in this Article 11, if any Casualty during the final 12 months of the Term renders the Premises wholly untenantable, either Landlord or Tenant may terminate this Lease by written notice to the other party delivered within 30 days after the occurrence of such Casualty and this Lease shall expire on the thirtieth (30th) day after the date of such notice (unless, within such thirty (30) day period, Tenant properly exercises an option to extend the Term for a Renewal Term as provided in Section 2.5 above).

Section 11.7 Landlord’s Liability. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. Except to the extent expressly provided in this Lease, none of the Insured Parties shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work, or any latent defect in the Premises or in the Project (except that Landlord shall be required to repair the same to the extent provided in Article 6). No penalty shall accrue for delays which may arise by reason of adjustment of casualty insurance on the part of Landlord or Tenant, or for any Unavoidable Delays arising from any repair or restoration of any portion of the Building, provided that Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of any such repair or restoration.

ARTICLE 12

EMINENT DOMAIN

Section 12.1 Taking.

(a) Total Taking. If all or substantially all of the Office Project, the Building or the Premises shall be acquired or condemned for any public or quasi-public purpose (a “Taking”), Landlord shall endeavor to deliver prior notice thereof to Tenant, and this Lease shall terminate and the Term shall end as of the earlier of (i) the date possession is taken or (ii) the date of the vesting of title, and Rent shall be prorated and adjusted as of such date.

(b) Partial Taking. Upon a Taking of only a part of the Office Project, the Building or the Premises then, except as hereinafter provided in this Article 12, this Lease shall continue in full force and effect, provided that from and after the earlier of (i) the date possession is taken or (ii) the date of the vesting of title, Fixed Rent and Tenant’s Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Office Project as a result of such Taking.

(c) Landlord’s Termination Right. Whether or not the Premises are affected, Landlord may, by notice to Tenant, within sixty (60) days following the date upon which Landlord received notice of a Taking of all or a portion of the Office Project, the Building or the Premises, terminate this Lease, provided that Landlord elects to terminate leases (including this Lease) affecting at least 50% of the rentable area of the Office Project.

(d) Tenant’s Termination Right. If (i) the part of the Office Project so Taken contains more than 20% of the total area of the Premises occupied by Tenant immediately prior to such Taking, (ii) the Taking renders the Premises in a condition such that Tenant is unable to continue its business operations therein in substantially the same manner and space, or (iii) by reason of such Taking, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within 30 days following the date upon which Tenant is given notice of such Taking. If Tenant so notifies Landlord, this Lease shall end and expire upon the 30th day following the giving of such notice. If a part of the Premises shall be so Taken and this Lease is not terminated in accordance with this Section 12.1 Landlord, without being required to spend more than it collects as an award, shall, subject to the provisions of any Mortgage or Superior Lease, restore that part of the Premises not so Taken to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such Taking, excluding Tenant’s Property and any Tenant-Insured Improvements.

(e) Apportionment of Rent. Upon any termination of this Lease pursuant to the provisions of this Article 12, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.

Section 12.2 Awards. Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant’s Alterations; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 12 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s Property or Tenant-Insured Improvements included in such Taking and for any moving expenses, business dislocation or interruption damages, or any other awards, provided any such awards are in addition to, and do not result in a reduction of, the award made to Landlord.

Section 12.3 Temporary Taking. If all or any part of the Premises is Taken temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use.

ARTICLE 13

ASSIGNMENT AND SUBLETTING

Section 13.1 Consent Requirements.

(a) No Transfers. Except as expressly set forth in this Article 13, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet, or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord’s prior consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 13 shall be void and shall constitute an Event of Default.

(b) Collection of Rent. If, without Landlord’s consent, (i) this Lease is assigned, (ii) any part of the Premises is sublet or occupied by anyone other than Tenant or a Related Entity (pursuant to Section 13.8 below) or (iii) Tenant’s interest in this Lease is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 13, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease.

(c) Further Assignment/Subletting. Landlord’s consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord’s consent to any further assignment or subletting where such consent is required by the terms of this Article 13. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others, in each case without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay.

Section 13.2 Tenant’s Notice. If Tenant desires to assign this Lease or sublet all or any portion of the Premises (sometimes referred to herein as a “Transfer”), and Landlord’s consent thereto is required pursuant to this Article 13, Tenant shall give notice thereof to Landlord, which shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet, the commencement date of such sublease and the rent per rentable square foot Tenant will ask for such portion of the Premises (“Tenant’s Asking Rate”). The portion of the Premises to be sublet or the entirety of the Premises with respect to an assignment of this Lease shall be referred to herein as the “Subject Space”.

Section 13.3 [Intentionally Omitted].

Section 13.4 Conditions to Assignment/Subletting.

(a) Where this Lease obligates Tenant to obtain Landlord’s consent to an assignment of this Lease or a sublet of all or a part of the Premises, Landlord’s consent to the proposed assignment or subletting shall not be unreasonably withheld, conditioned or delayed. Such consent shall be granted or denied within 30 days after delivery to Landlord of (i) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant (“Transferee”), the nature of its business and its proposed use of the Premises, (ii) current financial information with respect to the Transferee, including its most recent financial statements, (iii) all of the terms of the proposed Transfer and the consideration therefor (including letters of intent and lease proposals), together with a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including the final operative documents executed to evidence such Transfer (including, without limitation, the final assignment agreement or final sublease agreement, as applicable) and such other agreements incidental or related to such Transfer (provided that in no event shall Landlord’s thirty (30) day review period commence unless Landlord has received fully executed copies of all such operative documents and agreements), provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer consent documents in connection with the documentation of the consent to such Transfer in a form reasonably acceptable to Tenant, and (iv) any other information Landlord may reasonably request, provided that:

(i) in Landlord’s reasonable judgment, the Transferee is engaged in a business or activity, and the Premises will be used in a manner, which (1) is not in keeping with the then standards of the Building, (2) is not for the Permitted Uses, and/or (3) violates any use restrictions set forth in this Lease, any Mortgage or Superior Lease or any negative covenant as to use of the Premises required by any other lease in the Building (provided that Tenant is given notice of any such use restrictions or negative covenants);

(ii) the Transferee is reputable with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be, provided that, in determining such Transferee’s financial means for purposes of this requirement, Landlord shall take into account the financial means of any predecessor Tenant continuing to have liability on or under this Lease, and/or any guarantor of Tenant’s obligations under this Lease;

(iii) [Intentionally Omitted];

(iv) [Intentionally Omitted];

(v) there are more than four (4) subtenants in each floor of the Premises;

(vi) [Intentionally Omitted];

(vii) Tenant shall, upon demand, fail to reimburse Landlord for all reasonable expenses incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the Transferee and all reasonable legal costs reasonably incurred in connection with the granting of any requested consent;

(viii) [Intentionally Omitted];

(ix) [Intentionally Omitted];

(x) the proposed Transfer would cause Landlord to be in violation of any Requirements or any other lease, Mortgage, Superior Lease or agreement to which Landlord is a party and would give a tenant of the Office Project a right to cancel its lease (provided Tenant is given notice of any such conditions);

(xi) the Transferee is either a governmental agency or an instrumentality thereof, it being the intent of the parties that no Transferee shall be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the County of San Francisco, and State of California;

(xii) the Transferee shall not be an electronic gaming company; and

(xiii) Landlord has not received assurances acceptable to Landlord in its sole discretion that all past due amounts owing from Tenant to Landlord, if any, will be paid and all Events of Defaults on the part of Tenant, if any, will be cured prior to the effective date of the proposed Transfer.

The parties hereby agree, without limitation as to other reasonable grounds for withholding consent, that it shall be reasonable under this Lease and under applicable Requirements for Landlord to withhold consent to any proposed Transfer based upon any of the foregoing criteria.

(b) With respect to each and every subletting and/or assignment approved by Landlord under the provisions of this Lease:

(i) the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord;

(ii) no sublease shall be for a term ending later than one day prior to the Expiration Date;

(iii) no Transferee shall take possession of any part of the Premises until an executed counterpart of such sublease or assignment has been delivered to Landlord and, where this Article 13 gives Landlord the right, approved by Landlord as provided in Section 13.4(a); and

(iv) each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate; and Tenant and each Transferee shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such Transferee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease or which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent, (D) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any work in the sublet space or the Project, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease or in any other agreement executed by Landlord, Tenant and the Transferee. The provisions of this Section 13.4(b)(iv) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any commercially reasonable instruments Landlord may request to evidence and confirm such subordination and attornment.

Section 13.5 Binding on Tenant; Indemnification of Landlord. Notwithstanding any assignment or subletting or any acceptance of rent by Landlord from any Transferee, Tenant and any guarantor shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant’s part to be observed and performed, and any default under any term, covenant or condition of this Lease by any Transferee or anyone claiming under or through any Transferee shall be deemed to be a default under this Lease by Tenant, subject to the notice and cure provisions of Article 15 of this Lease. Without waiving any claim Tenant may have against Landlord at law or in equity arising therefrom (but subject to the terms and conditions of this Lease), Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from any claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons or entities claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 13.

Section 13.6 [Intentionally Omitted].

Section 13.7 Profits. If Tenant enters into any assignment or sublease consented to by Landlord (specifically excluding any Transfer for which Landlord’s consent is not required under this Article 13), subject to the other terms of this Section 13.7, Tenant shall, within sixty (60) days of Landlord’s consent to such assignment or sublease, deliver to Landlord a list of (a) any improvement allowance or other economic concession (planning allowance, moving expenses, etc.) paid by Tenant to the Transferee, (b) actual third-party brokerage fees incurred in connection with the Transfer, (c) reasonable attorneys’ fees incurred in connection with the Transfer, (d) actual lease takeover payments incurred in connection with the Transfer, (e) actual out-of-pocket costs of advertising the Subject Space for sublease or assignment, (f) unamortized cost of initial and subsequent improvements to the Subject Space paid directly by Tenant, and (h) any other reasonable costs actually paid or to be paid by Tenant in connection with the assignment or subletting of the Subject Space or in negotiating or effectuating the assignment or subletting of the same (collectively, “Transaction Costs”), together with a list of all of Tenant’s Property to be transferred to such Transferee, if any; provided, however, that Transaction Costs shall not include any rent paid by Tenant to Landlord, including with respect to the period Tenant is marketing the Premises or any portion thereof for sublease. In consideration of such assignment or subletting, Tenant shall pay to Landlord:

(a) Subject to Section 13.7(c) below, in the case of an assignment, commencing on the effective date of the assignment, 50% of all sums and other consideration paid to Tenant by the Transferee for or by reason of such assignment (including key money, bonus money and any sums paid for services rendered by Tenant to the Transferee pursuant to the assignment in excess of fair market value for such services and sums paid for the sale or rental of Tenant’s Property, less the then fair market or rental value thereof) after first deducting the Transaction Costs; or

(b) Subject to Section 13.7(c) below, in the case of a sublease, 50% of any consideration payable under the sublease to Tenant by the Transferee which exceeds on a per square foot basis the Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment accruing during the term of the sublease in respect of the sublet space (together with any sums paid for services rendered by Tenant to the Transferee pursuant to the sublease in excess of fair market value for such services and sums paid for the sale or rental of Tenant’s Property, less the then fair market or rental value thereof) after first deducting the Transaction Costs.

(c) The amount payable under this Section 13.7 with respect to any particular Transfer is sometimes referred to herein as the “Transfer Premium.” Notwithstanding any contrary provision of this Section 13.7, under no circumstances shall Landlord be paid any Transfer Premium until Tenant has recovered all applicable Transaction Costs for such Subject Space, it being understood that if in any year the sums payable to Tenant pursuant to the Transfer are less than the total Transaction Costs for such Transfer, then the amount of the unrecovered portion of the Transaction Costs shall be carried over to the next year and then deducted from such sums payable to Tenant pursuant to the Transfer, with the procedure repeated until a Transfer Premium is achieved. Upon the written request of Landlord, Tenant shall certify to Landlord the amount of the Transaction Costs and, if any, the Transfer Premium, and shall provide to Landlord (except to the extent Tenant is prevented from doing so due to confidentiality or nondisclosure agreements (other than with respect to Transaction Costs) or pursuant to applicable Requirements or court order), copies of the relevant books, records and papers of Tenant relating to any Transfer and/or Transaction Costs, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, then within thirty (30) days after receipt of Landlord’s written request, Tenant shall pay to Landlord the understated amount, and if the amount understated is more than three and one-half percent (3.5%), Tenant also shall pay Landlord’s reasonable, out-of-pocket expenses in determining the same. If it is determined that the Tenant overpaid the Transfer Premium to Landlord, then Landlord shall pay to Tenant the overpaid amount within thirty (30) days after receipt of Tenant’s written request or credit such amount against Rent next coming due under this Lease.

Section 13.8 Transfers.

(a) Related Entities. Except as otherwise specifically provided in this Section 13.8 below, if Tenant is a legal entity, the transfer (by one or more transfers), directly or indirectly, by operation of law or otherwise, of a majority of the stock or other beneficial ownership interest in Tenant or of all or substantially all of the assets of Tenant (collectively, “Ownership Interests”) shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article 13 shall not apply to the transfer of Ownership Interests in Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange. Except as otherwise specifically provided in this Section 13.8 below, for purposes of this Article the term “Transfers” shall be deemed to include (x) the issuance of new Ownership Interests which results in a majority of the Ownership Interests in Tenant being held by a person or entity which does not hold a majority of the Ownership Interests in Tenant on the Effective Date (y) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of Tenant’s net assets, and (z) except as provided below, the sale or transfer of all or substantially all of the assets of Tenant in one or more transactions (including subleases) or the merger, consolidation, reorganization or conversion of Tenant into or with another business entity. Notwithstanding the two preceding sentences, changes in number and/or identity of constituent partners, members or shareholders of Original Tenant (and not any other assignee, or any sublessee or other transferee of Original Tenant’s interest in this Lease) due to the admission of new partners, members or shareholders of Original Tenant or withdrawal of existing partners, members or shareholders of Original Tenant in the ordinary course of business or due to death or retirement shall not be deemed a Transfer requiring the consent of Landlord under this Article 13. The provisions of Sections 13.1(a), 13.1(c), 13.2, 13.4, 13.7, 13.9 and 13.11 of this Lease shall not apply to transactions (including subleases) with a business entity into or with which Tenant is merged, consolidated, reorganized or converted or to which all or substantially all of Tenant’s Ownership Interests are transferred or sold or any business entity which controls, is controlled by, or is under common control with the Original Tenant (each such entity, a “Related Entity”), whether or not Tenant is the surviving entity, so long as (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the successor to Tenant has a tangible net worth computed in accordance with generally accepted accounting principles consistently applied (and excluding goodwill, organization costs and other intangible assets) that is sufficient to meet the obligations of Tenant under this Lease and is at least equal to the net worth of Tenant (1) immediately prior to such merger, consolidation, conversion or transfer, or (2) on the Effective Date, whichever is greater, (iii) proof satisfactory to Landlord of such net worth is delivered to Landlord at least ten (10) Business Days prior to the effective date of any such transaction, subject to the parties entering into a commercially reasonable non-disclosure agreement, (iv) any such transfer shall be subject and subordinate to all of the terms and provisions of this Lease, and if such transfer is an assignment of the interest of Tenant in this Lease, the transferee shall assume, in a commercially reasonable written document delivered to Landlord within ten (10) Business Days after receipt of Landlord’s request therefor, all the obligations of Tenant under this Lease, (v) Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease, (vi) concurrent with the delivery of the evidence of financial means required pursuant to (iii) above, Tenant notifies Landlord in writing of any such transfer and, thereafter, promptly supplies Landlord with any additional documents or information reasonably requested by Landlord regarding such transfer or such transferee (including, without limitation, the operative transfer agreements), and (vii) such transfer does not cause Landlord to be in default under any existing lease at the Project. For the purposes hereof, “control” shall be deemed to mean ownership of not less than fifty percent (50%) of all of the Ownership Interests of such corporation or other business entity. Notwithstanding the foregoing, Tenant shall have no right to assign this Lease or sublease all or any portion of the Premises without Landlord’s consent pursuant to this Section 13.8 if an Event of Default by Tenant exists under this Lease.

(b) Applicability. The limitations set forth in this Section 13.8 shall apply to Transferee(s) and guarantor(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 13.8 shall be a transfer in violation of Section 13.1.

(c) Modifications, Takeover Agreements. Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord of a building other than the Building, or its affiliate, agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Section 13.1 hereof.

Section 13.9 Assumption of Obligations. Except as otherwise provided in Section 13.8 above, no assignment or transfer shall be effective unless and until the Transferee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the Transferee (a) if such Transfer is an assignment of Tenant’s interest in this Lease, assumes Tenant’s obligations under this Lease arising from and after the effective date of such assignment, and (b) agrees that, notwithstanding such assignment or transfer, the provisions of Section 13.1 hereof shall be binding upon it in respect of all future assignments and transfers.

Section 13.10 Tenant’s Liability. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

Section 13.11 Listings in Building Directory. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

Section 13.12 Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of 10 Business Days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.

Section 13.13 Desk Sharing. Tenant shall have the right to permit occupancy of a portion of the Premises pursuant to the terms of this Section 13.13. Notwithstanding anything to the contrary contained in herein, Tenant shall have the right, from time to time, to permit occupancy of portions of the Premises not to exceed, in the aggregate, ten percent (10%) of the rentable square footage of the Premises (collectively, “Total Desk Space”) to Desk Space Users (as hereinafter defined) without Landlord’s prior approval or the payment of any fee to Landlord, but upon prior notice to Landlord; provided, that (1) each Desk Space User shall use the Premises in accordance with all of the provisions of this Lease, and only for the use expressly permitted by this Lease, (2) in no event shall the use of any portion of the Premises by any such Desk Space User create or be deemed to create any right, title or interest of such Desk Space User in any portion of the Premises or this Lease, (3) such occupancy shall terminate automatically upon the termination of this Lease, (4) Tenant does not separately demise any space so occupied by such Desk Space Users, and no Desk Space User shall occupy a separately demised portion of the Premises or which contains an entrance to such portion of the Premises other than the primary entrance to the Premises, and (5) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on transfers pursuant to this Article 13. Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding any Desk Space User, and no such occupancy shall relieve Tenant from any liability under this Lease. “Desk Space User” means a bona fide client, service provider, or other person or entity with which Tenant and/or its affiliates has an ongoing business relationship.

ARTICLE 14

ACCESS TO PREMISES

Section 14.1 Landlord’s Access. (a) Subject to the terms of Section 26.25 below, Landlord, Landlord’s agents and utility service providers servicing the Project may erect, use and maintain concealed ducts, pipes and conduits in and through the Premises, provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount and such ducts, pipes and conduits shall be erected, used and maintained in a good and workmanlike manner and otherwise in accordance with Section 14.1(c) below. Landlord shall promptly repair any damage to the Premises caused by any work performed pursuant to this Article 14.

(b) Subject to the terms of Section 26.25 below, Landlord and any Lessor or Mortgagee shall have the right to enter (and, subject to the other terms of this Article 14, permit their respective employees, agents, contractors and representatives and prospective purchasers, Mortgagees, Lessors and tenants to enter) the Premises at all reasonable times, upon reasonable prior notice to Tenant (which notice may be oral) except in the case of emergency (in which event no notice shall be required), to examine the Premises, to show the Premises to any prospective purchasers, Mortgagees, Lessors or, during the last twelve (12) months of the Term, prospective tenants and their respective agents and representatives and, subject to the terms and conditions of Section 6.3, to perform Work of Improvement to the Premises or the Project. Notwithstanding anything to the contrary contained in this Article 14, Landlord may enter the Premises at any time to (A) except as otherwise specifically provided elsewhere in this Lease, perform services required of Landlord; and (B) subject to the terms of Article 16, perform any covenants of Tenant which Tenant fails to perform within the applicable time periods specified in Article 16. Landlord agrees that any such entry shall be accomplished in a reasonably expeditious manner and shall be performed after Ordinary Business Hours if reasonably practical and subject to reasonable scheduling with Tenant. Landlord acknowledges and agrees that Tenant may require that Landlord be accompanied by an employee of Tenant during any such entry into the Premises by Landlord; provided, however, that in no event shall the unavailability of such escort at the time that Landlord is permitted to enter the Premises delay Landlord’s entry into the Premises as permitted hereunder. Notwithstanding anything to the contrary set forth in this Article 14, Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency or unless Landlord is accompanied by a Tenant escort, to the extent an escort is reasonably available. Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Base Building; (ii) as required by the applicable Requirements, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord’s reasonable approval.

(c) All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, mail chutes, conduits and other mechanical facilities, Building Systems, Building facilities and Common Areas are not part of the Premises, and Landlord shall have the use of same to the extent in existence within the Premises as of the Effective Date and access thereto through the Premises for the purposes of Building operation, maintenance, alteration and repair.

(d) Landlord hereby agrees to use commercially reasonable efforts to exercise its rights under this Section 14.1 in a manner reasonably designed to minimize interference with Tenant’s normal business operations at the Premises for the Permitted Uses (including, without limitation, (i) attempting to prevent the level of any Building service from decreasing in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such Work of Improvement), and (ii) attempting to maintain access to the Premises and prevent the quality of Building access from decreasing in any material respect from the level required of Landlord in Section 2.1 above as a result thereof).

Section 14.2 Building Name. Landlord has the right at any time to change the name, number or designation by which the Building or the Office Project is commonly known, provided that Landlord shall endeavor to provide prior notice of the same to Tenant.

Section 14.3 Light and Air. If at any time any windows of the Premises are temporarily darkened or covered over by reason of any Work of Improvement, any of such windows are permanently darkened or covered over due to any Requirement or there is otherwise a diminution of light, air or view by another structure which may hereafter be erected (whether or not by Landlord), Landlord shall not be liable for any damages and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction. Notwithstanding the foregoing,Landlord shall not cover or permit any other party to cover the exterior windows of the Premises with any form of temporary or permanent exterior wrap signage or other signage materials, whether or not for advertising purposes; provided, however, that in no event shall the foregoing be construed as precluding Landlord from (i) covering or blocking such windows on a temporary basis in connection with Landlord’s repairs, maintenance, cleaning and/or renovation of the exterior of the Building or (ii) installing window tinting, shades or blinds in an effort as a cost saving measure designed to reduce Operating Expenses.

ARTICLE 15

DEFAULT

Section 15.1 Tenant’s Defaults. Each of the following events shall be an “Event of Default” hereunder:

(a) Tenant fails to pay when due any installment of Rent, and such failure continues for more than five (5) Business Days after written notice by Landlord to Tenant of such default; or

(b) Except as otherwise specifically set forth in this Section 15.1, Tenant fails to observe or perform any other term, covenant or condition of this Lease and such failure continues for more than 30 days (or 5 Business Days with respect to a failure under Article 3, Article 9 or Section 26.10) after written notice by Landlord to Tenant of such default, or if such default (other than a default under Article 3, Article 9 or Section 26.10) is of a nature that it cannot be completely remedied within 30 days, failure by Tenant to commence to remedy such failure within said 30 days, and thereafter diligently prosecute to completion all steps necessary to remedy such default, provided in all events the same is completed within 90 days (which ninety (90) day period shall be subject to extension for Unavoidable Delays); or

(c) if Landlord applies or retains any part of the security held by it hereunder, and Tenant fails to deposit with Landlord the amount so applied or retained by Landlord, within 5 Business Days after written notice by Landlord to Tenant stating the amount applied, retained or drawn, as applicable; or

(d) Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant’s property; or

(e) A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a trustee, receiver or liquidator of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by applicable Requirements.

Section 15.2 Landlord’s Remedies. (a) Upon the occurrence of an Event of Default, Landlord, at its option, and without limiting the exercise of any other right or remedy Landlord may have on account of such Event of Default (subject, however, to the terms hereof), and without any further demand or notice, may terminate this Lease, in which event this Lease and the Term shall immediately come to an end and expire (whether or not the Term shall have commenced) with the same force and effect as if the date of Landlord’s termination was the Expiration Date stated herein; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in this Article 15, and/or, to the extent permitted by law, Landlord may remove all persons and property from the Premises, which property shall be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant.

(b) If Landlord elects to terminate this Lease, pursuant to Section 1951.2 of the California Civil Code, Landlord shall be entitled to recover from Tenant the aggregate of:

(i) The worth at the time of award of the unpaid rent earned as of the date of the termination hereof;

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after the date of termination hereof until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

(iv) Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom; and

(v) Any other amount which Landlord may hereafter be permitted to recover from Tenant to compensate Landlord for the detriment caused by Tenant’s default.

For the purposes of this Section 15.2(b), “rent” shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others, the “time of award” shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such Event of Default is entered or such earlier date as the court may determine; the “worth at the time of award” of the amounts referred to in Sections 15.2(b)(i) and 15.2(b)(ii) shall be computed by allowing interest on such amounts at the Interest Rate; and the “worth at the time of award” of the amount referred to in Section 15.2(b)(iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1% per annum. Tenant agrees that such charges shall be recoverable by Landlord under California Code of Civil Procedure Section 1174(b) or any similar, successor or related provision of law.

Section 15.3 Recovering Rent as It Comes Due. Upon any Event of Default, in addition to any other remedies available to Landlord at law or in equity or under this Lease (subject, however, to the terms hereof), Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due. Such remedy may be exercised by Landlord without prejudice to its right thereafter to terminate this Lease in accordance with the other provisions contained in this Article 15. Landlord’s reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease shall not terminate Tenant’s right to possession of the Premises or any portion thereof and, until Landlord elects to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder. Nothing in this Article 15 shall be deemed to affect Landlord’s right to indemnification, under the indemnification clauses contained in this Lease, for Losses arising from events occurring prior to the termination of this Lease.

Section 15.4 Reletting on Tenant’s Behalf. If Tenant abandons the Premises or if Landlord elects to reenter or takes possession of the Premises pursuant to any legal proceeding or pursuant to any notice provided by Requirements, and until Landlord elects to terminate this Lease, Landlord may, from time to time, without terminating this Lease, recover all Rent as it becomes due pursuant to Section 15.3 and/or relet the Premises or any part thereof for the account of and on behalf of Tenant, on any terms, for any term (whether or not longer than the Term), and at any rental as Landlord in its reasonable discretion may deem advisable, and Landlord may make any Work of Improvement to the Premises in connection therewith. Tenant hereby irrevocably constitutes and appoints Landlord as its attorney-in-fact, which appointment shall be deemed coupled with an interest and shall be irrevocable, for purposes of reletting the Premises pursuant to the immediately preceding sentence. If Landlord elects to so relet the Premises on behalf of Tenant, then rentals received by Landlord from such reletting shall be applied:

(a) First, to reimburse Landlord for the costs and expenses of such reletting (including costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, and, if Landlord maintains and operates the Premises, the costs thereof) and necessary or reasonable Work of Improvement.

(b) Second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder.

(c) Third, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable.

Should the rentals received from such reletting, when applied in the manner and order indicated above, at any time be less than the total amount owing from Tenant pursuant to this Lease, then Tenant shall pay such deficiency to Landlord, and if Tenant does not pay such deficiency within 5 days of delivery of notice thereof to Tenant, Landlord may bring an action against Tenant for recovery of such deficiency or pursue its other remedies hereunder or under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related Requirements.

Section 15.5 General. (a) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord at law or in equity (in each case, however, subject to the terms of this Lease). The exercise of any one or more of such rights or remedies shall not impair Landlord’s right to exercise any other right or remedy including any and all rights and remedies of Landlord under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related Requirements.

(b) If, after Tenant’s abandonment of the Premises, Tenant leaves behind any of Tenant’s Property, then Landlord shall store such Tenant’s Property at a warehouse or any other location at the risk, expense and for the account of Tenant, and such property shall be released only upon Tenant’s payment of such charges, together with moving and other costs relating thereto and all other sums due and owing under this Lease. If Tenant does not reclaim such Tenant’s Property within the period permitted by law, Landlord may sell such Tenant’s Property in accordance with law and apply the proceeds of such sale to any sums due and owing hereunder, or retain said Property, granting Tenant credit against sums due and owing hereunder for the reasonable value of such Property.

(c) To the extent permitted by law, Tenant hereby waives all provisions of, and protections under, any Requirement to the extent same are inconsistent and in conflict with specific terms and provisions hereof.

Section 15.6 Interest. If any payment of Rent is not paid when due, interest shall accrue on such payment, from the date such payment became due until paid at the Interest Rate. Tenant acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by a Mortgage covering the Premises. Therefore, in addition to interest, if any amount is not paid when due, a late charge equal to 5% of such amount shall be assessed; provided, however, that on 2 occasions during any calendar year of the Term, Landlord shall give Tenant notice of such late payment and Tenant shall have a period of 5 Business Days thereafter in which to make such payment before any late charge is assessed. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any of Landlord’s rights or remedies under any other provision of this Lease.

Section 15.7 Other Rights of Landlord. If an Event of Default exists in the payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant.

Section 15.8 Landlord Default. Notwithstanding any provision to the contrary contained in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any obligation required to be performed by Landlord pursuant to this Lease within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

ARTICLE 16

LANDLORD’S RIGHT TO CURE; FEES AND EXPENSES

If Tenant defaults in the performance of its obligations under this Lease, Landlord, without waiving such default, may perform such obligations at Tenant’s expense: (a) immediately, and without notice, in the case of emergency or, within ten (10) Business Days following written notice thereof from Landlord, if the default (i) materially interferes with the use by any other tenant or occupant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any Requirement, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such an Event of Default continues after ten (10) Business Days from the date Landlord gives written notice of Landlord’s intention to perform the defaulted obligation. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it and all reasonable costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord or in which Landlord is a party to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises or as a result of any such default by Tenant under this Lease, shall be paid by Tenant to Landlord within thirty (30) days after receipt of Landlord’s invoice for such amount (accompanied by copies of invoice(s) evidencing such costs), with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant pursuant to this Lease for any property, material, labor, utility or other services which are attributable directly to Tenant’s use and occupancy of the Premises or presence at the Building, or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord within thirty (30) days after receipt of Landlord’s invoice for such amount (accompanied by reasonable documentation evidencing such costs, such as copies of invoice(s) therefor).

ARTICLE 17

NO REPRESENTATIONS BY LANDLORD; LANDLORD’S APPROVAL

Section 17.1 No Representations. Except as expressly set forth herein, Landlord and Landlord’s agents have made no warranties, representations, statements or promises with respect to the Project, the Building or the Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise. Tenant is entering into this Lease after reasonable investigation and is not relying upon any statement or representation made by Landlord not embodied in this Lease.

Section 17.2 No Money Damages. Wherever in this Lease Landlord’s consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make or exercise, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant’s claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Subject to Section 26.24 below, Tenant’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment; provided, however, any dispute between Landlord and Tenant under Article 13 above shall be determined by arbitration pursuant to the expedited procedures of JAMS (or its successor entity), the parties acknowledging that Section

26.24 below shall apply to any such arbitration. In no event shall Landlord or the Parties (as that term is defined in Section 26.3, below) be liable for, and Tenant, on behalf of itself and all other Tenant Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with the Lease Documents.

Section 17.3 Reasonable Efforts. For purposes of this Lease, “reasonable efforts” by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

ARTICLE 18

END OF TERM

Section 18.1 Expiration. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant’s Property (other than any data, telephone or other cabling installed by Tenant), as well as any Specialty Alterations required to be removed pursuant to the terms of this Lease.

Section 18.2 Holdover Rent. Landlord and Tenant recognize that Landlord’s damages resulting from Tenant’s failure to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent payable hereunder, and will be impossible to accurately measure. Accordingly, if possession of the Premises is not surrendered to Landlord on the Expiration Date or sooner termination of this Lease, in addition to any other rights or remedies Landlord may have hereunder or at law (subject to the terms hereof), Tenant shall pay to Landlord, an amount equal to the sum of: (i) for the first two (2) months (or any portion thereof) that Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, one-and-a-half (1-1/2) times the Fixed Rent payable under this Lease for the last full calendar month of the Term, and (ii) thereafter, two (2) times the Fixed Rent payable under this Lease for the last full calendar month of the Term for each month (or any portion thereof) during which Tenant holds over in the Premises during such period, as calculated on a monthly basis, and (iii) the full amount of Tenant’s Operating Payment and Tenant’s Tax Payment attributable to such holdover period. In addition to the foregoing, provided Landlord notifies Tenant that Landlord has entered into a lease for all or any part of the Premises with a New Tenant (defined below) and will require delivery of the Premises on a timely basis, if and to the extent that Tenant fails to vacate the Premises within 30 days following the later to occur of (x) the delivery by Landlord of such notice and (y) the expiration or earlier termination of this Lease, Tenant shall (a) be liable to Landlord for any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant, and (b) be liable to Landlord for the loss of the benefit of the bargain if such New Tenant shall terminate its lease by reason of the holding-over by Tenant, and (c) indemnify Landlord against all claims for damages by such New Tenant. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 18.2.

ARTICLE 19

QUIET ENJOYMENT

Provided this Lease is in full force and effect and no Event of Default then exists, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms and conditions of this Lease and to the lien of all Superior Leases and Mortgages.

ARTICLE 20

NO SURRENDER; NO WAIVER

Section 20.1 No Surrender or Release. No act or thing done by Landlord or Landlord’s agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver is in writing and is signed by Landlord or Tenant, as applicable, except to the extent expressly provided otherwise in this Lease.

Section 20.2 No Waiver. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

ARTICLE 21

WAIVER OF TRIAL BY JURY; COUNTERCLAIM

Section 21.1 Jury Trial Waiver. THE PARTIES HEREBY AGREE THAT THIS LEASE CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY PURSUANT TO THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 631 AND EACH PARTY DOES HEREBY CONSTITUTE AND APPOINT THE OTHER PARTY ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, WHICH APPOINTMENT IS COUPLED WITH AN INTEREST, AND EACH PARTY DOES HEREBY AUTHORIZE AND EMPOWER THE OTHER PARTY, IN THE NAME, PLACE AND STEAD OF SUCH PARTY, TO FILE THIS LEASE WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS AND SOLELY FOR THE PURPOSE OF A STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.

LANDLORD’S INITIALS: /s/MBB	TENANT’S INITIALS: /s/DGD

Section 21.2 Waiver of Counterclaim. If Landlord commences any unlawful detainer action against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to interpose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim).

ARTICLE 22

NOTICES

Except as otherwise expressly provided in this Lease, all consents, notices, demands, requests, approvals or other communications given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by registered or certified mail (return receipt requested) or for next Business Day delivery by a nationally recognized overnight delivery service making receipted deliveries, addressed to Landlord and Tenant as set forth in Article 1, and to any Mortgagee or Lessor who shall require copies of notices and whose address is provided to Tenant, or to such other address(es) as Landlord, Tenant or any such Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 22. Any such approval, consent, notice, demand, request or other communication shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given or 3 Business Days after it shall have been mailed as provided in this Article 22, whichever is earlier.

ARTICLE 23

RULES AND REGULATIONS

All Tenant Parties shall observe and comply with the Rules and Regulations, as supplemented or amended from time to time as provided herein. Landlord reserves the right, from time to time, to adopt additional reasonable Rules and Regulations and to amend the Rules and Regulations then in effect as, in Landlord’s reasonable judgment, may, from time to time, be necessary to govern, restrict, or control Tenant’s conduct and the conduct of all Tenant Parties in order to preserve and protect the first-class character of the Building and the Project and good order therein, and for the management, safety, care and cleanliness of the Premises, Building, and Project, provided that any such amendments or supplements are provided to Tenant in writing. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, provided that Landlord shall enforce the Rules or Regulations against Building tenants in a non-discriminatory fashion. To the extent that any Rules or Regulations conflict with the express terms of this Lease, the terms of this Lease shall control.

ARTICLE 24

BROKER

Landlord has retained Landlord’s Agent as leasing agent in connection with this Lease and Landlord will be solely responsible for any fee that may be payable to Landlord’s Agent. Landlord agrees to pay a commission to Tenant’s Broker pursuant to a separate written agreement between Landlord and Tenant’s Broker. Each of Landlord and Tenant represents and warrants to the other that neither it nor its agents have dealt with any broker in connection with this Lease other than Landlord’s Agent and Tenant’s Broker. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord’s Agent and Tenant’s Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, and/or the above representation being false.

ARTICLE 25

INDEMNITY

Section 25.1 Waiver of Liability. Except as may be otherwise provided in this Lease, neither Landlord nor any of its Indemnitees shall be liable or responsible in any way for, and Tenant hereby waives all claims against the Indemnitees with respect to or arising out of (a) any death or any injury of any nature whatsoever that may be suffered or sustained by Tenant or any employee, licensee, invitee, guest, agent or customer of Tenant or any other person, from any causes whatsoever except to the extent such injury or death is caused by the active negligence or willful misconduct of the Indemnitees; or (b) any loss or damage or injury to any property outside or within the Premises belonging to Tenant or its employees, agents, customers, licensees, invitees, guests or any other person; except to the extent such injury or damage is to property not covered by insurance carried (or required to be carried) by Tenant and is caused by the gross negligence or willful misconduct of the Indemnitees. Subject to the foregoing and except as may otherwise be provided in this Lease, none of the Indemnitees shall be liable for any damage or damages of any nature whatsoever to persons or property caused by explosion, fire, theft or breakage, by sprinkler, drainage or plumbing systems, by failure for any cause to supply adequate drainage, by the interruption of any public utility or service, by steam, gas, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair, maintenance or alteration of any part of the Building, or by anything done or omitted to be done by any tenant, occupant or person in the Building. In addition, none of the Indemnitees shall be liable for any loss or damage for which Tenant is required to insure.

Section 25.2 Tenant’s Indemnity. Tenant shall not do or knowingly permit the Tenant Parties or any Tenant Indemnitees (defined below) to do any act or thing upon the Premises or the Project which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement, and shall exercise such reasonable control over the Premises as to fully protect Landlord against any such liability. Except to the extent of any such injury or damage resulting from the gross negligence or willful misconduct of the Indemnitees, and except for any damage to any property of Landlord as to which Section 11.2 of this Lease is applicable, Tenant shall indemnify, defend, protect and hold harmless each of the Indemnitees from and against any and all Losses, to the extent resulting from any claims (i) against the Indemnitees arising from the negligence or willful misconduct of any Tenant Party, and (ii) against the Indemnitees arising from any accident, injury or damage to any person or to the property of any person and occurring in or about the Premises. Notwithstanding any provision to the contrary in this Lease, in no event shall Tenant have any liability to Landlord for any indirect damages or consequential losses, except with respect to claims for damages incurred by Landlord in connection with a holdover of the Premises by Tenant to the extent provided in Section 18.2 above.

Section 25.3 Landlord’s Indemnity. Except to the extent of any such injury or damage resulting from the negligence or willful misconduct of Tenant, its partners, officers, shareholders, directors, members, managers, trustees, beneficiaries, employees, principals, contractors, servants, agents, and representatives (collectively, the “Tenant Indemnitees”), and except for any damage to any property of Tenant as to which Section 11.2 of this Lease is applicable, Landlord shall indemnify, protect, defend and hold harmless Tenant and the Tenant Indemnitees from and against any and all Losses to the extent resulting from any claims against the Tenant Indemnitees arising from the gross negligence or willful misconduct of any of the Parties. Further, Tenant’s agreement to indemnify, defend and hold the Indemnitees harmless and Landlord’s agreement to indemnify, defend and hold the Tenant Indemnitees harmless pursuant to this Article 25 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover, or if carried, would have covered, the matters, subject to the parties’ respective indemnification, defense and/or hold harmless obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease.

Section 25.4 Defense and Settlement. If any claim, action or proceeding is made or brought against any indemnified party, then upon demand by such indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party’s name (if necessary), by attorneys approved by the indemnified party, which approval shall not be unreasonably withheld (attorneys for the indemnifying party’s insurer shall be deemed approved for purposes of this Section 25.4). Notwithstanding the foregoing, an indemnified party may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability in excess of the amount available under the indemnifying party’s liability insurance carried under Section 11.1 or otherwise carried by such party for such claim and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys. If the indemnifying party fails to diligently defend or if there is a legal conflict or other conflict of interest, then the indemnified party may retain separate counsel at the indemnifying party’s expense. Notwithstanding anything herein contained to the contrary, the indemnifying party may direct the indemnified party to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the indemnified party other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by the indemnifying party at the time such settlement is reached, (c) such settlement shall not require the indemnified party to admit any liability, and (d) the indemnified party shall have received an unconditional release from the other parties to such claim, suit or other proceeding.

ARTICLE 26

MISCELLANEOUS

Section 26.1 Delivery. This Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and delivered a fully executed copy of this Lease to the other party.

Section 26.2 Transfer of Office Project. Landlord’s obligations under this Lease shall not be binding upon the Landlord named herein for the period of time arising from and after the sale, conveyance, assignment or transfer (collectively, a “Landlord Transfer”) by such Landlord (or upon any subsequent landlord after the Landlord Transfer by such subsequent landlord) of its interest in the Building or the Project, as the case may be, provided that the transferee of such Landlord Transfer assumes such obligations of Landlord in writing (the “Transferee

Assumption”), and in the event of any such Landlord Transfer and the Transferee Assumption, Landlord (and any such subsequent Landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder arising from and after the date of the Landlord Transfer, and the transferee of Landlord’s interest (or that of such subsequent Landlord) in the Building or the Project, as the case may be, shall be deemed to have assumed all obligations under this Lease arising from and after the date of the Landlord Transfer.

Section 26.3 Limitation on Liability. The liability of Landlord for Landlord’s obligations under this Lease and any other documents executed by Landlord and Tenant in connection with this Lease (collectively, the “Lease Documents”) shall be limited to Landlord’s interest in the Office Project (including any rent, insurance and condemnation proceeds related to the Project and actually received by Landlord, but subject to any superior rights of any third parties), and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the “Parties”) in seeking either to enforce Landlord’s obligations under the Lease Documents or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord’s obligations under the Lease Documents. Landlord shall not look to the property or assets of any of Tenant’s direct or indirect partners, members, managers, shareholders, directors, officers, principals, employees or agents of Tenant, nor their heirs, legal representatives, successor or assigns (collectively, the “Tenant Exculpated Parties”), in seeking either to enforce Tenant’s obligations under the Lease Documents or to satisfy a judgment for Tenant’s failure to perform such obligations; and none of the Tenant Exculpated Parties shall be personally liable for the performance of Tenant’s obligations under the Lease Documents.

Section 26.4 Rent. All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tenant’s Tax Payment, Tenant’s Operating Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.

Section 26.5 Entire Document. This Lease (including any Schedules and Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, provided that in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control.

Section 26.6 Governing Law. This Lease shall be governed in all respects by the laws of the State of California.

Section 26.7 Unenforceability. If any provision of this Lease, or its application to any person or entity or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other person or entity or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

Section 26.8 Lease Disputes. (a) Except as otherwise provided in Section 2.8(b) of this Lease, Landlord and Tenant agree that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the State of California or the United States District Court for the Northern District of California and for that purpose each hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Landlord and Tenant agree that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.

(b) To the extent that Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant irrevocably waives such immunity in respect of its obligations under this Lease.

Section 26.9 Landlord’s Agent. Unless Landlord delivers notice to Tenant to the contrary, Landlord’s Agent is authorized to act as Landlord’s agent in connection with the performance of this Lease, and Tenant shall be entitled to rely upon correspondence received from Landlord’s Agent. Tenant acknowledges that Landlord’s Agent is acting solely as agent for Landlord in connection with the foregoing; and neither Landlord’s Agent nor any of its direct or indirect partners, members, managers, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with Landlord’s performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Project.

Section 26.10 Estoppel.

(a) Within ten (10) Business Days following written request from Landlord, Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in a commercially reasonable form reasonably satisfactory to Landlord and Tenant, but in any event, (a) stating the Commencement Date and the Expiration Date, and (if true) that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent and Additional Rent then payable, (c) stating whether or not, to Tenant’s actual knowledge, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (d) stating the amount of the Security Deposit, if any, under this Lease, (e) stating whether there are any subleases or assignments affecting the Premises, (f) stating the address of Tenant to which all notices and communications under the Lease shall be sent, and (g) stating to Tenant’s actual knowledge such other factual matters as reasonably requested by Landlord (which may include such other factual matters reasonably requested to be included by any Mortgagee or Lessor). Tenant acknowledges that any statement delivered pursuant to this Section 26.10 may be relied upon by any purchaser or owner of the Project or the Building, or all or any portion of Landlord’s interest in the Project or the Building or any Superior Lease, or by any Mortgagee, or assignee thereof or by any Lessor, or assignee thereof.

(b) Within ten (10) Business Days following written request from Tenant, Landlord shall deliver to Tenant a statement executed and acknowledged by Landlord, in a commercially reasonable form reasonably satisfactory to Landlord and Tenant, but in any event, (a) stating the Commencement Date and the Expiration Date, and (if true) that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent and Additional Rent then payable, (c) stating whether or not, to Landlord’s actual knowledge, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, (d) stating the amount of the Security Deposit, if any, under this Lease, (e) stating the address of Landlord to which all notices and communications under this Lease shall be sent, and (f) stating to Landlord’s actual knowledge such other factual matters as reasonably requested by Tenant (which may include such other factual matters reasonably requested to be included by any accountant of Tenant, prospective assignee or subtenant of Tenant, or other person or entity acquiring all or part of Tenant’s business operations). Landlord acknowledges that any statement delivered pursuant to this Section 26.10 may be relied upon by Tenant and any prospective or actual assignee of Tenant (including, without limitation, any deemed assignee pursuant to Section 13.8(a) above).

Section 26.11 Certain Interpretational Rules. For purposes of this Lease, whenever the words “include”, “includes”, or “including” are used, they shall be deemed to be followed by the words “without limitation” and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

Section 26.12 Parties Bound. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns.

Section 26.13 Memorandum of Lease. This Lease shall not be recorded; however, at Landlord’s request, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording and Landlord may record the memorandum. Within 10 Business Days after the end of the Term, Tenant shall enter into such documentation as is reasonably required by Landlord to remove the memorandum of record.

Section 26.14 Counterparts. This Lease and any other Lease Documents may be executed in 2 or more counterparts, which may be delivered electronically, via facsimile or by other means. Each party may rely upon signatures delivered electronically or via facsimile as if such signatures were originals. Each party that delivers counterparts electronically or via facsimile shall endeavor thereafter to deliver counterparts containing original signatures to the other party; however, the failure to deliver counterparts containing original signatures shall not affect the validity of any counterparts previously delivered electronically or via facsimile. Each counterpart of this Lease (or of any of the other Lease Documents, as the case may be) shall be deemed to be an original thereof, and all such counterparts (including those delivered electronically or via facsimile), when taken together, shall constitute one and the same instrument.

Section 26.15 Survival. Except as otherwise expressly provided in this Lease, all obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease, and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to any Rent and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease for any period expressly provided for in this Lease or the applicable statute of limitations if no time period is specified herein.

Section 26.16 Code Waivers. Tenant hereby waives any and all rights under and benefits of Subsection 1 of Section 1931, 1932, Subdivision 2, 1933, Subdivision 4, 1938 (Tenant hereby acknowledging that the Premises has not undergone inspection by a Certified Access Specialist), 1941, 1942 and 1950.7 (providing that a Landlord may only claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises) of the California Civil Code, Section 1265.130 of the California Code of Civil Procedure (allowing either party to petition a court to terminate a lease in the event of a partial taking), and Section 1174(c) of the California Code of Civil Procedure and Section 1951.7 of the California Civil Code (providing for Tenant’s right to satisfy a judgment in order to prevent a forfeiture of this Lease or requiring Landlord to deliver written notice to Tenant of any reletting of the Premises), and any similar law, statute or ordinance now or hereinafter in effect.

Section 26.17 Sustainability Certification. Landlord may, in Landlord’s sole and absolute discretion, elect to apply to obtain or maintain for the Building (or any portion thereof) one or more certifications under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system, the U.S. EPA’s Energy Star® rating system, and/or any other similar system or standard (collectively, “Sustainability Certification”) in connection with Landlord’s sustainability practices for the Building (as such sustainability practices are to be determined by Landlord, in its sole and absolute discretion, from time to time). In the event that Landlord elects to pursue such Sustainability Certification, Tenant shall, at Tenant’s sole cost and expense, promptly cooperate with any reasonable efforts by Landlord in connection therewith and provide Landlord with any documentation it may need in order to obtain or maintain the aforementioned Sustainability Certification (which cooperation may include, but shall not be limited to, Tenant complying with certain standards pertaining to the purchase of materials used in connection with any Alterations or improvements undertaken by the Tenant in the Building, the sharing with Landlord of documentation pertaining to any Alterations or improvements undertaken by Tenant in the Building, and the sharing of Tenant’s billing information pertaining to trash removal and recycling related to Tenant’s operations in the Building). All costs of applying and reporting for the Building (or any portion thereof) to seek or maintain Sustainability Certification shall be included in Operating Expenses.

Section 26.18 Inability to Perform. This Lease and the obligation of Tenant to pay Rent hereunder, as well as the obligation of Landlord to pay to or for the benefit of Tenant any amounts required hereunder (including, without limitation, the Tenant Improvement Allowance) shall not be affected, impaired or excused by any Unavoidable Delays. Landlord shall use reasonable efforts to promptly notify Tenant of any Unavoidable Delay which prevents Landlord from fulfilling any of its obligations under this Lease.

Section 26.19 [Intentionally Omitted].

Section 26.20 Financial Statements. Within ten (10) Business Days after Landlord and Tenant have entered into a commercially reasonable confidentiality agreement, but not more frequently than once per calendar year (except in the event of a proposed sale or refinancing of the Building, a material non-monetary default by Tenant under this Lease, or a monetary default by Tenant under this Lease), Tenant shall deliver to Landlord (i) Tenant’s audited financial statements for the prior two (2) most recently completed fiscal years, or (ii) if audited statements for Tenant are not prepared, then unaudited financial statements for such prior two (2) most recent fiscal years of Tenant which shall be certified to be true and correct by Tenant’s Chief Financial Officer. Upon Landlord’s request, but not more frequently than once per calendar year (except in the event of a proposed sale or refinancing of the Building, a material non-monetary default by Tenant under this Lease, or a monetary default by Tenant under this Lease), provided that Landlord and Tenant have executed a commercially reasonable confidentiality agreement as contemplated in the preceding sentence, Tenant shall provide such additional information as Landlord may reasonably request to enable Landlord to assess the credit-worthiness of Tenant as a tenant of the Building.

Section 26.21 Development of the Project.

(a) In General. Landlord reserves the right to subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned or later acquired by an entity other than Landlord or an affiliate of Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, provided that Tenant’s rights under this Lease are not materially impaired, (iii) for the allocation of a portion of the Operating Expenses and Taxes to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

(b) Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, or any part of the Project and that no representations respecting the condition of the Premises or the Project have been made by Landlord to Tenant except as may be specifically set forth herein or in the Work Letter. However, Tenant hereby acknowledges that Landlord may during the Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises, including without limitation the Common Areas, the Building Systems, the roof and structural portions of the Building, which Renovations may include, without limitation, (i) converting Office Project Common Areas to rentable or saleable area, (ii) modifying the Common Areas and tenant spaces to comply with applicable Requirements, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Common Areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall comply with its applicable obligations under Section 6.3 and Article 14 above, and Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations and shall, to the extent practical, perform any work on Tenant’s floor(s) after normal working hours. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions.

Section 26.22 Tax Status of Beneficial Owner. Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Tax Code and that avoiding (a) the loss of such status, (b) the receipt of any income derived under any provision of this Lease that does not constitute “rents from real property” (in the case of real estate investment trusts), and (c) the imposition of income, penalty or similar taxes (each an “Adverse Event”) is of material concern to Landlord and such beneficial owners. In the event that this Lease or any document contemplated hereby could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees to cooperate with Landlord in negotiating an amendment or modification thereof and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification; provided that Landlord shall, upon demand, reimburse Tenant for all reasonable legal costs reasonably incurred in connection with any such amendment or modification. Any amendment or modification pursuant to this Section 26.22 shall be structured so that the economic results to Landlord and Tenant shall be substantially similar to those set forth in this Lease without regard to such amendment or modification. Without limiting any of Landlord’s other rights under this Section 26.22, Landlord may waive the receipt of any amount payable to Landlord hereunder and such waiver shall constitute an amendment or modification of this Lease with respect to such payment. Tenant expressly covenants and agrees not to enter into any sublease or assignment which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported sublease or assignment shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises.

Section 26.23 Authority. If Tenant is a corporation, trust, limited liability company or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

Section 26.24 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

Section 26.25 Abatement of Rent. In the event that Tenant is unable to access or use, and does not access or use, the Premises or any portion thereof, as a result of any failure to provide services, utilities or access to the Premises to the extent Landlord is obligated to provide same under this Lease (any such set of circumstances to be known as an “Abatement Event”), then Tenant shall give Landlord written notice of such Abatement Event, and if such Abatement Event continues for three (3) consecutive Business Days after Landlord’s receipt of any such notice (or ten (10)

consecutive Business Days with respect to an Abatement Event that is not caused by Landlord or is not within Landlord’s reasonable control to prevent) (as applicable, the “Eligibility Period”), then the Fixed Rent, Tenant’s Tax Payment, and Tenant’s Operating Payment shall be abated or reduced, as the case may be, from and after the expiration of the Eligibility Period for such time that Tenant continues to be unable to so access or use, and does not access or use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is unable to access or use, and does not access or use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is unable to so access or use, and does not access or use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is unable to effectively conduct its business therein, the Fixed Rent, Tenant’s Tax Payment, and Tenant’s Operating Payment for the entire Premises shall be abated for such time as Tenant continues to be unable to so access or use, and does not access or use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Fixed Rent, Tenant’s Tax Payment, and Tenant’s Operating Payment shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event. To the extent Tenant is entitled to abatement without regard to the Eligibility Period because of an event described in Section 11.3 or Article 12 of this Lease, then the Eligibility Period shall not be applicable. Except as provided in this Section 26.25, or as otherwise provided in this Lease, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

Section 26.26 Reasonableness Clause. Except (i) for matters for which there is a standard of consent or discretion specifically set forth in this Lease, (ii) matters which could have an adverse effect on the Base Building, or which could affect the exterior appearance of the Building, or (iii) matters covered by Article 7 (Taxes and Operating Expenses) (except to the extent a standard of consent or discretion is specifically set forth therein), Article 11 (Insurance; Property Loss or Damage) (except to the extent a standard of consent or discretion is specifically set forth therein), or Article 15 (Default) of this Lease (collectively, the “Excepted Matters”), any time the consent of Landlord or Tenant is required under this Lease, such consent shall not be unreasonably withheld, conditioned or delayed, and, except with regard to the Excepted Matters, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish Rules and Regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.

Section 26.27 Fitness Center. As long as the Building contains a fitness center operated by Landlord or its agent for use by employees of one or more tenants of the Building, Landlord shall provide Tenant with access cards for such fitness center without payment of any fee therefor by Tenant or such employees; provided that, Tenant shall be responsible for any then-current charges associated with replacement access cards (which such charges are equal to $100.00 per replacement access card as of the date of this Lease). Tenant acknowledges and agrees that (a) Landlord has no obligation under this Lease to continue to provide or operate a fitness center in the Building, (b) the use of such fitness center by any employee of Tenant shall be subject to such employee abiding by all reasonable rules and regulations which are prescribed from time to time for the use of such fitness center, and (c) each employee of Tenant that desires to use such fitness center shall be required to sign a separate written agreement (which shall include a release, waiver and indemnity in favor of Landlord with respect to, among other things, claims of bodily injury, death, personal injury or property damage in connection with such employee’s use of such fitness center).

ARTICLE 27

SECURITY DEPOSIT

Section 27.1 Security Deposit. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease in cash as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease.

Section 27.2 Application of Security. If (a) any breach or default by Tenant occurs in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, or (b) Tenant fails to make any installment of Rent as and when due, Landlord may apply or retain the whole or any part of the Security Deposit, to the extent required for the payment of any Fixed Rent or any other sum as to which Tenant is in default including (i) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, and/or (ii) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Security Deposit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If Landlord applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, under Section 1950.7 of the California Civil Code, any successor statue, and all other provisions of law, now or hereafter in effect, including, but not limited to, any provision of law which (A) establishes the time frame by which a landlord must refund a security deposit under a lease, or (B) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant, or to clean the subject premises. Tenant acknowledges and agrees that that (I) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Section 27.2, above, and (II) rather than be so limited, Landlord may claim from the Security Deposit (1) any and all sums expressly identified in this Article 27, above, and (2) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant’s default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

Section 27.3 Upon a sale or other transfer of Landlord’s interest in the Office Project or the Building, or any financing of Landlord’s interest therein, Landlord shall have the right to transfer the Security Deposit to its transferee or lender. Tenant shall look solely to the new landlord or lender for the return of such Security Deposit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

ARTICLE 28

PARKING

Tenant and/or its employees shall have the right, but not the obligation, to rent from Landlord, commencing on the Commencement Date, up to one (1) unreserved parking pass for each full 3,500 rentable square feet in the Premises (i.e., up to fifteen (15) unreserved parking passes as of the Commencement Date) unreserved parking passes on a monthly basis throughout the Term, which parking passes shall pertain to the subterranean parking facility servicing the Building (“Building Parking Facility”). Tenant may change the number of parking passes rented pursuant to this Article 28 upon thirty (30) days prior written notice to Landlord, provided that in no event shall Tenant be entitled to rent more than the amount and type of parking passes allotted to Tenant as set forth in this Article 28 above. Tenant or the employee-lessee shall pay to Landlord for automobile parking passes actually rented by the applicable party hereunder on a monthly basis the prevailing rate charged from time to time at the location of such parking passes (which prevailing rate is equal to $470.00 per month per parking pass as of the Effective Date and subject to change from time to time). In addition, Tenant or the employee-lessee, as applicable, shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the Building Parking Facility by Tenant. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the Building Parking Facility, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations, and there being no uncured Event of Default under this Lease (it being acknowledged that the failure of an individual employee and/or visitor of Tenant to comply with such rules and regulations shall not constitute an Event of Default under this Lease, so long as Tenant has and continues to use its commercially reasonable, good faith efforts to ensure that Tenant’s employees and/or visitors do comply with such rules and regulations). Such rules and regulations may include, without limitation, any valet service (it being understood that parking within the Building Parking Facility is not intended to be self-parking), any sticker or other identification system reasonably established by Landlord or an operator of the Building Parking Facility, and hours of operation pertaining to the Office Project (it being understood that the Building Parking Facility shall be available for exclusive use by the Residential Project during certain hours). Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Building Parking Facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Building Parking Facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord shall have the right to provide parking for the Building at off-site locations other than the Building Parking Facility, and in such event, said off-site parking areas shall be deemed part of the Office Project for purposes of this Lease. Landlord shall have the right to change, delete or modify such off-site parking areas. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

[signatures appear on following page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:		TENANT:
333 BUSH L.L.C.,		ANDERSEN TAX LLC,
a Delaware limited liability company		a Delaware limited liability company

By:	/s/ Michael B. Benner	By:	/s/ Daniel G. DePaoli
Name:	Michael B. Benner	Name:	Daniel G. DePaoli
Title:	Vice President & Secretary	Title:	Managing Director

By:
Name:
Title:

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